UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K/A-3

____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2009

AFFINITY GOLD CORP.
(Exact name of registrant as specified in charter)

Commission File Number 333-142890

Nevada	26-4152475
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

7950 Main Street, Suite 217
Maple Grove, MN 55369
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 763-424-4754

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 3 to our Current Report on Form 8-K, originally filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2009 (the “Form 8-K”), and amended on August 21, 2009 (the “Amendment No. 1”) and September 2, 2009 (the “Amendment No. 2”), is to revise our disclosure in response to comments received from the Staff of the SEC on March 31, 2010 in connection with the SEC’s review of the Form 8-K, Amendment No. 1 and Amendment No. 2. In this Amendment No. 3, we have replaced the audited financial statements of AMR Project Peru S.A.C. (“AMR”) for the fiscal years ended December 31, 2008 and 2007 and cumulative from inception to December 31, 2008, and the interim financial statements for the three and six months ended June 30, 2009 and 2008 and cumulative from inception to June 30, 2009, which were prepared in accordance with International Financial Reporting Standards and reconciled to US GAAP, and which were not compliant with Article 8 of Regulation S-X, with unaudited financial statements prepared in accordance with US GAAP for the same periods. In addition, we have replaced the pro forma financial information that was filed with the Amendment No. 2 with updated pro forma financial information having a balance sheet date of June 30, 2009 and replacing the pro forma interim statement of operations with one that combines activity for periods of comparable length. Furthermore, we amended the disclosure under the “Management’s Discussion and Analysis - Liquidity and Capital Resources” section as well as the “Certain Relationships and Related Transactions” section with respect to the loan from us to AMR to clarify that the funds previously loaned to AMR will not be recovered.

No other changes have been made to the Amendment No. 1 except as required to reflect the effect of the changes discussed herein. Except as otherwise noted herein, this Amendment No. 3 to the Form 8-K speaks as of the filing date of Amendment No. 1, does not reflect events that may have occurred subsequent to the filing of Amendment No. 1, and does not modify or update in any way disclosures made in Amendment No. 1. Among other things, forward-looking statements made in Amendment No. 1 have not been revised to reflect events, results or developments that occurred or facts that became known to us after the date of Amendment No. 1, other than the restatement, and such forward-looking statements should be read in conjunction with our filings with the SEC subsequent to the filing of Amendment No. 1. Accordingly, this Amendment No. 3 should be read in conjunction with Amendment No. 1 and the Company’s other filings with the SEC.

Item 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On May 8, 2009, Affinity Gold Corp. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with AMR Project Peru, S.A.C.(“AMR”), a Peruvian corporation, and all the shareholders of AMR, whereby the Company has agreed to acquire 99.99% of the issued and outstanding shares in the capital of AMR in exchange for the issuance of 12,000,000 shares of common stock of the Company in aggregate to the shareholders of AMR on a pro rata basis in accordance with each AMR shareholders’ percentage of ownership in AMR.

AMR is the owner of the mining concession title named “AMR Project” covering 500 hectares and the mining concession certificate as evidenced by Certificate No. 7996-2006-INACC-UADA granted to AMR by the Republic of Peru, National Institute of Concessions and Mining Cadastre on December 11, 2006 (the “Mining Concession Rights”), which Mining Concession Rights are located in the Inambari River Basin on the flat plains region at an altitude greater than 1500’ and accessible by land and air, in the District of Ayapata, Province of Carabaya, Department of Puno, Peru.

Since the closing of the Share Exchange Agreement was to occur by August 11, 2009, in accordance with Extension Agreement #3, dated July 28, 2009, whereby the closing date was extended to August 11, 2009, we entered into a fourth extension agreement (“Extension Agreement #4”) between the parties to the Share Exchange Agreement to provide up to August 25, 2009 to close the Share Exchange Agreement. Extension Agreement #4 was attached as Exhibit 10.2 to the Form 8-K filed on August 21, 2009 and is incorporated herein by reference.

On August 14, 2009, the Share Exchange Agreement closed and as a result, AMR became a 99.99% owned subsidiary of the Company, and the Company is a holding company for the business of AMR which is engaged in mineral exploration concentrating on gold exploration in Peru and Latin America.

Mr. Antonio Rotundo, who is the President, CEO, CFO and a director of the Company is also a major shareholder of AMR along with his father, Mario Rotundo, who is the other major shareholder of AMR.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which was attached as Exhibit 2.1 to the Form 8-K filed on August 21, 2009 and is incorporated herein by reference.

Concurrently with the closing of the Share Exchange Agreement, by a letter agreement entered into on May 8, 2009 (the “Letter Agreement”), between the Company and Antonio Rotundo, the Company’s President, CEO, CFO and director, Antonio Rotundo cancelled 26,500,000 shares of the 27,800,000 shares of common stock of the Company registered in his name. Therefore, Antonio Rotundo now only has 9,988,000 shares of common stock of the Company registered in his name, which includes the 8,688,000 shares of common stock of the Company that were issued to Antonio Rotundo as a result of the closing of the Share Exchange Agreement.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which was attached to the Form 8-K as Exhibit 10.2 filed on May 13, 2009, and which is incorporated herein by reference.

The table below illustrates the corporate structure of the Company as a result of the completion of the Share Exchange Agreement:

The words the “Company”, “we”, “our”, and “Affinity” are used herein to refer to Affinity Gold Corp. and our subsidiary, AMR.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K/A-1 that we are filing with the SEC contain statements that are considered forward-looking statements. Forward-looking statements give the Company’s current expectations, plans, objectives, assumptions or forecasts of future events. All statements other than statements of current or historical fact contained in this Form 8-K/A-1, including statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plans,” “potential,” “projects,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend,” and similar expressions. These statements are based on the Company’s current plans and are subject to risks and uncertainties, and as such the Company’s actual future activities and results of operations may be materially different from those set forth in the forward looking statements. Any or all of the forward-looking statements in this current report may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions due to a number of factors, including:

  dependence on key personnel;
  competitive factors;
  the operation of our business; and
  general economic conditions in the United States and Latin America.

These forward-looking statements speak only as of the date on which they are made, and except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this current report.

Corporate History

We were incorporated as “Syncfeed Inc.” in the State of Nevada on March 27, 2007. Effective February 10, 2009, with the State of Nevada, we completed a merger with our wholly-owned subsidiary, Affinity Gold Corp. As a result, we changed our name from “Syncfeed Inc.” to “Affinity Gold Corp.” to better reflect the intended direction and business of our Company.

Also effective February 10, 2009, with the State of Nevada, we effected a thirty (30) for one (1) forward stock split of our authorized, issued and outstanding common stock (the “Common Stock”). As a result, our authorized capital increased from 90,000,000 shares of Common Stock with a par value of $0.001 to 2,700,000,000 shares of Common Stock with a par value of $0.001. Our issued and outstanding share capital increased from 2,150,000 shares of Common Stock to 64,500,000 shares of Common Stock.

The name change and forward stock split took effect on the market at the open of business on February 13, 2009.

On July 23, 2009, we amended our Articles of Incorporation by reducing our authorized capital of 2,700,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share to 250,000,000 shares of common stock with a par value of $0.001 per share and 10,000,000 shares of preferred stock with a par value of $0.001 per share. Our issued and outstanding shares were not affected as a result of the decrease in our authorized shares of common stock.

We were previously engaged in the business of developing, manufacturing, and selling commercial feed for commercially raised and harvested Chinese Mitten-handed Crabs. Following a change in control of our Company on January 9, 2009, and subsequent merger with our subsidiary Affinity Gold Corp. and forward stock split effective February 10, 2009, we changed our focus to mineral exploration concentrating on gold exploration in Peru and Latin America.

AMR Project Peru S.A.C.

AMR Project Peru S.A.C. was incorporated pursuant to the laws of Peru on October 7, 2005. Mr. Mario Rotundo is the General Manager of AMR and Mr. Antonio Rotundo is the Subordinated General Manager of AMR. AMR is engaged in the business of mineral exploration concentrating on gold exploration in Peru and Latin America.

Business of the Company

The business of the Company will be conducted through its subsidiary, AMR.

We are a development stage exploration corporation. A development stage exploration corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. We intend to focus our exploration activities on mineral properties in Peru and other regions, which may result in the acquisition of other entities that own certain mineral rights or licenses.

There is no assurance that commercially viable mineral deposits will be found on the AMR Project or any other properties we acquire.

Our overall strategy is to target the exploration and acquisition of small and medium sized mining concessions that allow for economically viable development and production with minimal net environmental impact when employing industry best practices. In addition to direct acquisitions, we plan to compliment our growth through strategic joint ventures and partnerships where and when appropriate.

We are targeting small and medium-sized mining concessions for the following reasons:

1.	the projects become revenue-producing within a relatively short period of time;

2.	overall startup costs are less of a burden;

3.	once started, these projects can quickly self-fund future development;

4.	environmental impacts can be managed and minimized; and

5.	community relations and support tend to be easier to build and maintain.

Our exploration target is to find mineral bodies containing gold. Our success depends upon finding mineralized material. This will require a determination by a geological consultant as to whether any of our current mineral properties or subsequently acquired mineral properties contains reserves. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of minerals to justify removal.

We intend to continue to identify strategic acquisitions of additional concession rights within the area of the AMR Project to ensure progress towards achieving future growth objectives.

Principal Products

At this time we do not have any product for sale as we are in the beginning stages of our exploration of the AMR Project and the possible acquisition of other potential properties.

Competition

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. Competition could adversely affect our ability to acquire suitable prospects for exploration in the future.

Licenses

Any development and exploration activities in Peru require permits from various government authorities, and are subject to federal, state and local laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health and safety, mine safety and other matters. Such laws and regulations are subject to change, can become more stringent and compliance can therefore become more costly.

We cannot guarantee that we will be able to maintain or obtain all necessary licenses and permits that may be required to explore and develop any mineral properties acquired, commence construction, or commence operation of mining facilities.

Environmental Laws

Environmental legislation will affect nearly all aspects of our intended operations. Compliance with environmental legislation can require significant expenditures and failure to comply with environmental legislation may result in the imposition of fines and penalties, clean up costs arising out of contaminated properties, damages and the loss of important permits.

Environmental laws and regulations are evolving in all jurisdictions. We are not able to determine the specific impact that future changes in environmental laws and regulations may have on our intended operations and activities, and its resulting financial position; however, we anticipate that capital expenditures and operating expenses may increase in the future as a result of the implementation of new and increasingly stringent environmental regulation. Further changes in environmental laws, new information on existing environmental conditions or other events, including legal proceedings based upon such conditions or an inability to obtain necessary permits could require increased financial reserves or compliance expenditures or otherwise have a material adverse effect on us.

Employees

At present, we have no full-time employees. Mr. Antonio Rotundo, our President, CEO, CFO and a director of the Company, will devote 100% of his time or 40 hours per week to our operations. Mr. Corey J. Sandberg, our current Secretary, Treasurer and a director of Company, will devote 100% of his time or 40 hours per week to our operations.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent. Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501.

Available Information

The Company’s website is www.affinitygold.com, where information about the Company may be reviewed and obtained. In addition, the Company’s filings with the Securities and Exchange Commission (“SEC”) may be accessed at the internet address of the SEC, which is http://www.sec.gov. Also, the public may read and copy any materials that the Company files with at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Properties

We maintain our corporate offices at 7950 Main Street, Suite #217, Maple Grove, Minnesota 55369. In addition, the corporate offices for our subsidiary AMR is located at Av. Arenales 335, Cercado, Lima, Peru.

The AMR Project

Overview

In late 2005, AMR successfully negotiated and signed an agreement allowing exploration and development activities to commence on 500 hectares of previously unexplored land located in Puno, Peru. After making the necessary submissions to the Peruvian Energy and Mining Sector National Institute of Concessions and Mining Cadastre in 2007, AMR initiated the first exploration ever done on this property. Based on initial site assessments, geologic sampling, testing and assay lab results obtained to date, all indications are that the property contains high levels of coarse and fine gold mineralization. However, a geological report in accordance with Industry Guide 7 or Canadian securities National Instrument 43-101 has not been completed in order to determine if the mineralization is economically viable for development and production.

History

Prior to AMR’s acquisition of mining concession rights for the property there had not been geological sampling performed to measure for the viability of mining development and production. Since acquisition of the mining rights, AMR has performed due diligence on the property including an initial geological study performed by Dr. Estanislao de la Cruz C., a Geological Engineer and Professor at University of Lima, Peru. The initial findings contained in Dr. de la Cruz’ report, which include site assessments, geologic sampling, multi-element testing and assay lab results, all indicate a strong presence of gold mineralization. The foregoing description of Dr. Estanislao de la Cruz C.’s report does not purport to be complete and is qualified in its entirety by a translated copy of the geological report which was attached as Exhibit 10.2 to the Form 8-K dated March 2, 2009, and filed on March 11, 2009, which is incorporated herein by reference.

Geology and Mineralization

The deposits of gold-bearing gravels in the Inambari system are the result of the deposit of detritus from the geologic layer of the east branch of the Eastern Andes, and they come from the highest parts of these mountains. Because of its flow volume, the Inambari River is considered among the most important rivers of the Peruvian jungle. Recent geological studies performed at the end of the nineteenth and twentieth centuries by the Corps of Mining Engineers of Peru, now named the Institute of Mining Engineers of Peru, demonstrate the presence of precious ores with gold near the top of the list.

Sampling Method

Employing a method known as the “Points” method, there were a total of 44 test wells dug from which samples were drawn. The wells dug measured 2m x 2m x 3m. It was in this manner in which results obtained yielded average grades of 2.1g/m 3. Actual grades ranged from 0.1g/m 3 to 12.0g/m 3. It should be noted the lab’s results indicated an array of precious metals including platinum, titanium, chromium and tungsten. Mineralization estimates have not been amply substantiated. We anticipate with additional funding that we will be able to conduct more thorough sampling and testing in order to prepare a formal geological report on the AMR project to substantiate AMR’s findings.

Accessibility and Infrastructure

The property is located in the Inambari River Basin on the flat plains region at an altitude greater than 1500’ and accessible by land and air. By land, the property is accessible in an 8 hour drive from Cuzco, Urcos, Quincemil and San Lorenzo; or a 10 hour trek from Juliaca, Azangaro and San Gaban. The property is also accessible by helicopter with only a 1 hour flight from Lima.

Material Contracts

On January 11, 2006, AMR and Mr. Nestor Enrique Borda entered into a Private Contract for Mining Operation, whereby Mr. Borda provided AMR with authorization and consent to carry out the most extensive mining activity within the land owned by Mr. Borda for exploration and exploitation of natural resources (gold) in the sub-soil and on the surface in exchange for AMR providing Mr. Borda with 6% of the gross gold production extracted from the said land subject to the requested mining concession being obtained. A copy of the Private Contract for Mining Operation was attached as Exhibit 10.3 to the Form 8-K filed on August 21, 2009 and is incorporated herein by reference.

Risk Factors

An investment in the Company has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this current report. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.

Risks Related To Our Company

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

The Company has incurred net losses of $3,793,713 from March 27, 2007 (inception) to June 30, 2009. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

We are a development stage company and may never be able to execute our business plan.

We were incorporated on March 27, 2007. We currently have no products, customers or revenues. Although we have begun initial planning for the development of a mineral exploration company, we may not be able to execute our business plan unless and until we are successful in raising funds in the near future. In addition, our independent auditors included an explanatory paragraph in their report on our audited financial statements for the fiscal year ended March 31, 2009 regarding concerns about our ability to continue as a going concern. As a result, we may not be able to obtain additional necessary funding.

There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business.

Our business plan may be unsuccessful.

The success of our business plan is dependent on our ability to discover a mineral reserve on one or more properties covered by exploration licenses, however, there can be no assurance that we will be able to develop any potential property into a producing mine and extract those resources. Therefore, the lack of operating history makes it difficult to validate our business plan.

We have no operating history and have maintained losses since inception, which we expect to continue in the future.

We incurred net losses of $3,793,713 for the period from March 27, 2007 (inception) to June 30, 2009, and expect to incur more operating losses over the next 12 months and in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development and exploration for gold. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we may not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

There can be no assurance that we will be capable of raising the additional funding that we need to carry out our development and exploration objectives.

The further development and exploration of our mineral properties depends upon our ability to obtain financing through capital markets, or other means. There is no assurance that we will be successful in obtaining financing as and when needed. Unfavorable market conditions may make it difficult or impossible for us to obtain debt financing or equity financing on acceptable terms or at all. Failure to obtain additional financing on a timely basis may cause us to postpone our development plans, forfeit rights in some or all of our properties or reduce or terminate some or all of our operations.

Our executive officers and directors have significant voting power and may take actions that may be different than actions sought by our other shareholders.

Our officers and directors own approximately 33.2% of the outstanding shares of our common stock. Therefore, such shareholders will be able to exercise significant influence over all matters requiring shareholder approval. This influence over our affairs might be adverse to the interest of our other stockholders. In addition, this concentration of ownership could delay or prevent a change in control and might have an adverse effect on the market price of our common stock.

Since our officers can work or consult for other companies, their other activities could slow down our operations.

Our officers and directors are not required to work exclusively for us. Therefore, it is possible that their pursuit of other activities may slow our operations and reduce our financial results because of the slow down in operations. It is expected that our officers will devote 40 hours per week to our operations on an ongoing basis.

We do not have experience in placing properties into production.

We have no experience in placing mineral properties into production, and our ability to do so will be dependent upon using the services of appropriately experienced personnel or entering into agreements with other major resource companies that can provide such expertise. There can be no assurance that we will have available to us the necessary expertise to take a mineral deposit into production.

We may be unable to enforce our legal rights in certain circumstances.

In the event of a dispute arising at or in respect of our foreign operations, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States or other jurisdictions. We may also be hindered or prevented from enforcing our rights with respect to a governmental entity or instrumentality because of the doctrine of sovereign immunity.

We depend on our key personnel, the loss of whom would adversely affect our operations. If we fail to attract and retain the talent required for our business, our business will be materially harmed.

We are a small company with no full-time employees as of June 30, 2009, and we depend to a great extent on the principal member of our management. If we lose the services of our officers, it could significantly impede the achievement of our objectives. We do not currently have any key man life insurance policies. We have not entered into employment agreements with our officers. In addition, recruiting and retaining qualified exploration personnel will be critical to our success. We may not be able to retain existing personnel or attract and retain qualified staff in the future. If we fail to hire and retain personnel in key positions, we may be unable to achieve our exploration objectives in a timely manner.

Some of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on some of our directors or officers, or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against some of them.

Management is inexperienced in running a U.S. public company.

We are managed by a management team that is relatively unfamiliar with the capital market and the processes by which a U.S. public company should be managed and operated. Management is currently making efforts to familiarize itself with the relevant laws, rules and regulations and market practice, but there can be no assurance that it can master the relevant knowledge and skills and set up the required systems in time to prevent mistakes and to meet shareholder and market expectations.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act require an annual assessment of a public company’s internal control over financial reporting, and attestation of this assessment by the public company’s independent registered public accountants. We believe that the annual assessment of our internal controls requirement will first apply to our annual report for the 2009 fiscal year and the attestation requirement of management’s assessment by our independent registered public accountants will first apply to our annual report for the 2010 fiscal year. The standards that must be met for management to assess the internal control over financial reporting are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses and pose challenges for our management team.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act and SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team, which has no prior experience operating a U.S. public company, will need to devote significant time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Failure to comply with the U.S. Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act, which generally prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Peruvian companies and some other foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in Peru, and our executive officers and employees have not been subject to the U.S. Foreign Corrupt Practices Act prior to the change of control of the Company which occurred in January and February of 2009. We can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Risks Associated With Our Common Stock

Trades on the OTC Bulletin Board may be volatile and sporadic; the market price of our Common Stock could be depressed and therefore difficult for our shareholders to resell their shares.

Our Common Stock is quoted on the OTC Bulletin Board. Trading of stock on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices due to many factors that may not correlate with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities on a quotation system like Nasdaq or a stock exchange like the New York Stock Exchange. Accordingly, our shareholders may have difficulty reselling some or all of their shares.

Our stock is a penny stock. Trading of our shares may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a shareholder’s ability to buy and sell our shares.

The Securities and Exchange Commission has defined “penny stock” under Rule 3a51-1 and as such our stock is penny stock. Our securities are covered by the penny stock rules, Rule 15g-9, which imposes additional sales practice requirements, including disclosure requirements, on broker-dealers who sell to persons other than established customers and “accredited investors”. The disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for stock that is subject to the penny stock rules. The penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition, the Financial Industry Regulatory Authority has adopted rules that require a broker/dealer, when recommending an investment to a customer, to have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Interpretations of these rules suggest that there is a high probability that speculative low-priced securities will not be suitable for some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

Risks Associated With Mining

No assurances are given regarding the existence of any mineral resource on any potential mineral property or mineral license that we may be able to acquire that is in commercially exploitable quantities. Funds expended on any exploration will be lost until such time as we may be able to earn revenues from operations, if any. If we do not discover any mineral resource in commercially exploitable quantities, our business may fail.

A reserve, in the context of a mining reserve, is defined by the Securities and Exchange Commission in its Industry Guide 7 as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability any potential mineral resource property that we may be able to acquire does not contain any “reserve” and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more potential mineral properties or licenses that we may be able to acquire, there can be no assurance that we will be able to develop these properties or licenses into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a processing facility, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Discovery of a mineral resource in a commercially exploitable quantity is subject to these laws and regulations and could restrict or prohibit the exploitation of that mineral resource. Failure to exploit any mineral resource that we might discover may cause our business to fail.

Mineral exploration and extraction procedures require permits from various foreign governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. We cannot assure that we may be able to obtain or maintain any permits required for exploration on any potential mineral property or license that we may be able to acquire or for the construction and operation of a mine on such properties at economically viable costs. Failure to obtain and maintain permits or failure to construct and operate a mine may cause our business to fail.

Establishing the existence of a mineral resource on any potential mineral property or license in commercially exploitable quantities and subsequently developing a potential property or license into a producing mine will require additional capital. Failure to raise this additional capital may prevent us from acquiring a potential mineral property or license, and most likely will prevent us from being able to exploit any mineral resource and may cause our business to fail.

Discovery of mineral resources in commercially exploitable quantities on any potential mineral property or license that we may be able to acquire will require us to expend substantial sums of money to establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although substantial benefits may be derived from the discovery of a major deposit, we cannot assure that such a resource will be significant to justify commercial operations, nor can we assure that we will be able to raise the funds required for timely development. Failure to raise the necessary capital or complete the necessary facilities and infrastructure may cause our business to fail.

Mineral prices are subject to dramatic and unpredictable fluctuations.

Revenues, if any, are expected to be derived from either the sale of a licensed mineral resource property if we are able to acquire such a property or from the extraction and sale of any mineral resources from such a property. Commodity prices have fluctuated widely in recent years and are affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of mineral resources and therefore the economic viability of any potential mineral property that we may be able to acquire and exploration projects cannot be accurately predicted.

The mining industry is highly competitive and we cannot assure of successful future mineral claim acquisitions. Failure to acquire properties for mineral resource exploration may require us to cease operations.

The mineral exploration, development, and production industry is largely desegregated. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we may not compete with them for the removal or sales of mineral products from any potential mineral property or license that we may be able to acquire if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Markets exist worldwide for the sale of mineral products and we will likely be able to sell any mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical facilities. Competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, we cannot assure that we will acquire any interest in mineral resource properties that might yield reserves or result in commercial mining operations.

Mineral exploration and development is subject to extraordinary operating risks. We currently do not insure against these risks. As a result of an uninsured event our liability may exceed our resources, which would adversely impact on the Company.

Experience, knowledge and careful evaluation may not be able to overcome the many risks associated with exploration, development and production. Our operations are always subject to inherent hazards and risks in the exploration for mineral resources. Discovery of a mineral resource in commercially exploitable quantities, could subject our operations to all of the inherent hazards and risks associated with the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot or may not elect to insure. Such events may result in work stoppages and damage to property, including damage to the environment. It is not always possible to obtain insurance against all such risks and we may decide not to insure against certain risks as a result of high premiums or other reasons. The incurrence of an event that is not fully covered, or covered at all, by insurance, could have a material adverse effect on our financial conditions, results of operations and cash flows and could lead to a decline in the value of our securities. Currently, we do not maintain adequate insurance coverage against operating hazards. Payment for any liability that arises from such occurrences may have a material adverse effect on the Company.

There can be no assurance that our interest in our exploration property is free from defects.

We have investigated our rights to explore and exploit our property and, to the best of our knowledge, those rights are in good standing but no assurance can be given that such rights will not be revoked, or significantly altered, to our detriment. There can also be no assurance that our rights will not be challenged or impugned by third parties.

An increase in industry demand may create a shortage of mining equipment.

Any increase in growth of global mining and mineral exploration activities may create a demand for mining equipment and related services that may outpace supply. As a result, future operations could be adversely affected if the Company encounters difficulties obtaining access to equipment and services on a timely basis. In the event that the Company is unable to secure required mining equipment and services on a timely basis, exploration and development activities, production, productivity and costs could be negatively affected.

Risks Related To Doing Business In Peru

There is uncertainty as to the termination and renewal of our mining concessions.

Under the laws of Peru, mineral resources belong to the state and government concessions are required in Peru to explore for or exploit mineral reserves. In Peru, our mineral rights derive from concessions from the Peruvian Ministry of Energy and Mines for our exploration, exploitation, extraction and/or production operations.

Mining concessions in Peru may be terminated if the obligations of the concessionaire are not satisfied. In Peru, we are obligated to pay certain fees for our mining concession. Any termination or unfavorable modification of the terms of one or more of our concessions, or failure to obtain renewals of such concessions subject to renewal or extensions, could have a material adverse effect on our financial condition and prospects.

Peruvian economic and political conditions may have an adverse impact on our business.

Our operations are conducted in Peru. Accordingly, our business, financial condition or results of operations could be affected by changes in economic or other policies of the Peruvian government or other political, regulatory or economic developments in Peru. During the past several decades, Peru has had a history of political instability that has included military coups and a succession of regimes with differing policies and programs. Past governments have frequently intervened in the nation’s economy and social structure. Among other actions, past governments have imposed controls on prices, exchange rates and local and foreign investment as well as limitations on imports, have restricted the ability of companies to dismiss employees, have expropriated private sector assets (including mining companies) and have prohibited the remittance of profits to foreign investors.

There is a risk of terrorism in Peru relating to Sendero Luminoso and the Movimiento Revolucionario Tupac Amaru, which were particularly active in the 1980s and early 1990s. To a much lesser degree terrorist incidents have continued in some rural areas of the country.

Because we have significant operations in Peru, we cannot provide any assurance that political developments and economic conditions in Peru and/or terrorist activity will not have a material adverse effect on market conditions, prices of our securities, our ability to obtain financing, and our results of operations and financial condition.

Peruvian inflation reduced economic growth and fluctuations in the nuevo sol exchange rate may adversely affect our financial condition and results of operations.

Over the past several decades, Peru has experienced periods of high inflation, slow or negative economic growth and substantial currency devaluation. The inflation rate in Peru, as measured by the Indice de Precios al Consumidor (Consumer Price Index) and published by the Instituto Nacional de Estadistica e Informatica, (National Institute of Statistics and Informatics), has fallen from a high of 7,649.7% in 1990 to 6.7% in 2008. The Peruvian currency has been devalued numerous times during the last 20 years. The devaluation rate has decreased from a high of 4,019.3% in 1990 to 4.8% in 2008. Our operating expenses are partly denominated in U.S. dollars. If inflation in Peru were to increase without a corresponding devaluation of the nuevo sol relative to the U.S. dollar, our financial position and results of operations, and the market price of our common stock, could be affected. Although the Peruvian government’s economic policy reduced inflation and the Peruvian economy has experienced a significant growth in recent years, we cannot assure you that inflation will not increase from its current level or that such growth will continue in the future at similar rates or at all.

Among the economic circumstances that could lead to a devaluation of the nuevo sol is the decline of Peruvian foreign reserves to inadequate levels. Peru’s foreign reserves at December 31, 2008, were $31.2 billion as compared to $27.7 billion and $17.3 billion at December 31, 2007 and 2006, respectively. We cannot assure that Peru will be able to maintain adequate foreign reserves to meet its foreign currency denominated obligations or that Peru will not devalue its currency should its foreign reserves decline.

Developments in other emerging market countries and in the United States may adversely affect the prices of our common stock.

The market value of securities of companies with significant operations in Peru is, to varying degrees, affected by economic and market conditions in other emerging market countries. Although economic conditions in such countries may differ significantly from economic conditions in Peru, investors’ reactions to developments in any of these other countries may have an adverse effect on the market value or trading price of the securities of issuers that have significant operations in Peru.

We cannot assure you that the market value or trading prices of our common stock will not be adversely affected by events in the United States or elsewhere, including in emerging market countries.

Environmental, health and safety laws and other regulations may increase our costs of doing business, restrict our operations or result in operational delays.

Our exploration and any potential mining, milling, smelting and refining activities are subject to a number of Peruvian laws and regulations, including environmental laws and regulations, as well as certain industry technical standards. Additional matters subject to regulation include, but are not limited to, concession fees, transportation, production, water use and discharge, power use and generation, use and storage of explosives, surface rights, housing and other facilities for workers, reclamation, taxation, labor standards, mine safety and occupational health.

Environmental regulations in Peru have become increasingly stringent over the last decade and we expect that we will be required to dedicate more time and money to compliance and remediation activities. We expect additional laws and regulations will be enacted over time with respect to environmental matters. Recently, Peruvian environmental laws have been enacted imposing closure and remediation obligations on the mining industry. We believe our operations are in compliance with all environmental laws and regulations within the areas we operate.

The development of more stringent environmental protection programs in Peru could impose constraints and additional costs on our operations and require us to make significant capital expenditures in the future. We cannot assure you that future legislative, regulatory or trade developments will not have an adverse effect on our business, properties, results of operations, financial condition or prospects.

Movements in foreign currency exchange rates could negatively affect our operating results.

A portion of our costs are denominated in U.S. dollars; however, some of our costs are denominated in Canadian dollars and Peruvian nuevos sol. As a result, we will be generally less profitable when the U.S. dollar weakens in relation to these foreign currencies.

From time to time, we may implement currency hedges intended to reduce our exposure to changes in foreign currency exchange rates. However, our hedging strategies may not be successful, and any of our unhedged foreign exchange will continue to be subject to market fluctuations.

Financial Statements

Attached to this Form 8-K/A-3 are the unaudited financial statements for the fiscal years ended December 31, 2008, and December 31, 2007 for AMR Project Peru S.A.C. and the unaudited financial statements for the three and six month periods ended June 30, 2009, of AMR Project Peru S.A.C. (collectively, the “Financial Statements”). The Financial Statements are presented in US$ and have been prepared in accordance with US GAAP.

Management’s Discussion and Analysis

As a result of the share exchange transaction consummated on August 14, 2009, Affinity Gold Corp. became a holding company conducting operations through one direct operating subsidiary, AMR Project Peru S.A.C., a company operating in Peru.

The following discussion provided by AMR’s management, is based on the results of operations for the years ended December 31, 2008, and December 31, 2007, and the six month period ended June 30, 2009, and should be read in conjunction with the Financial Statements and the notes thereto included elsewhere herein.

The discussion and analysis of AMR’s financial condition and results of operations are based upon the Financial Statements, which have been prepared in accordance with US GAAP. The preparation of these financial statements required AMR to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, AMR evaluates these estimates, including those related to cost reimbursement income, bad debts, impairment, contingencies and litigation. AMR bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There can be no assurance that actual results will not differ from those estimates.

Overview

AMR Project Peru S.A.C. was incorporated pursuant to the laws of Peru on October 7, 2005. As a result of the closing of the Share Exchange Agreement, the Company is the 99.99% owner of AMR. Mr. Mario Rotundo is the General Manager of AMR and Mr. Antonio Rotundo is the Subordinated General Manager of AMR. AMR is engaged in the business of mineral exploration concentrating on gold exploration in Peru and Latin America.

Liquidity and Capital Resources

The operations of AMR are located in Peru, and its accounting records are maintained in Peruvian Nuevo Soles (S/.). The functional currency is the Nuevo Soles. For financial reporting purposes, the financial information presented has been converted to US$ unless specifically stated otherwise.

As at June 30, 2009, AMR had accumulated deficit of $541,766.

AMR had cash and cash equivalents of $6,048 as of June 30, 2009 (compared to $33 as at December 31, 2008 and $34,342 as at December 31, 2007). AMR’s working capital deficiency as of June 30, 2009 was $740,646 (compared to working capital deficiency of $572,178 as at December 31, 2008 and $228,699 as at December 31, 2007). The increase in working capital deficit was a result of increased operating losses and acquisition of assets, including machinery and equipment.

AMR has received third party loans of $717,219 as of December 31, 2008 and $273,315 as of December 31, 2007. In addition, AMR received a loan from the Company effective January 21, 2009 of up to US$400,000. As of June 30, 2009, the loan amount from the Company to AMR was US$382,000, which funds are now an inter-corporate debt and such funds previously loaned to AMR will not be recovered.

Results of Operations

As of June 30, 2009, AMR’s total assets were $472,917 compared to $408,300 as of December 31, 2008 and $222,254 as of December 31, 2007. AMR’s total liabilities were $965,457 as of June 30, 2009 compared to 721,893 as of December 31, 2008 and $273,934 as of December 31, 2007. AMR had cash resources of $6,048 as of June 30, 2009 compared to $33 as of December 31, 2008 and $34,342 as of December 31, 2007.

Net Loss. AMR’s net loss for the six month period ended June 30, 2009 is $178,948. AMR’s net loss for the fiscal year ended December 31, 2008 is $340,655 compared to $48,851 for the fiscal year ended December 31, 2007. The principal components of AMR’s losses for the six month period ended June 30, 2009, included prospecting expenses of $179,458 and administrative expenses of $9,445. This condition raises substantial doubt about AMR’s ability to continue as a going concern. AMR’s continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Net Operating Losses. For the six months ended June 30, 2009, AMR had an operating loss of $188,903 compared to an operating loss of $191,728 for the fiscal year ended December 31, 2008 and $61,762 for the fiscal year ended December 31, 2007.

Revenues. AMR has not generated any revenues to date from its operations.

Off-Balance Sheet Arrangements

AMR does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of August 14, 2009 (the “Determination Date”), with respect to the Company’s directors, Named Executive Officers, and each person who is known by the Company to own beneficially, more than five percent (5%) of the Company’s common stock, and with respect to shares owned beneficially by all of the Company’s directors and executive officers as a group. Common stock not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire shares within 60 days is treated as outstanding only when determining the amount and percentage of common stock owned by such individual. Except as noted, each person or entity has sole voting and sole investment power with respect to the shares shown.

As of the Determination Date, there are 51,106,195 (post forward stock split) shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
Antonio Rotundo	President, CEO, CFO, and director (former Secretary and Treasurer )	10,988,000 (2) Direct	21.1%
Corey J. Sandberg	Secretary, Treasurer and director	1,600,000 (3) Direct	3.1%
Paul F. Antoniazzi	Director	600,000 (4) Direct	1.2%
Johnny Lian Tian Yong	Director	6,000,000 Direct	11.7%
Directors and Officers as a group (4 persons)		19,188,000 (5)	36%

Notes:
(1)           Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rule 13d-3 under the Exchange Act, under which a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities, has the right to acquire beneficial ownership within 60 days or acquires such securities with the purpose or effect of changing or influencing the control of the Company.
(2)           This figure includes 9,988,000 shares held directly by Antonio Rotundo and 1,000,000 stock options which have already vested.
(3)           This figure includes 1,000,000 shares held directly by Corey Sandberg and 600,000 stock options which have already vested.
(4)           This figure includes nil shares held directly by Paul Antoniazzi and 600,000 stock options which have already vested.

(5)           This figure includes 34,800,000 shares owned directly by directors and executive officers as well as 2,200,000 stock options with have already vested.

Directors and Officers

The following table sets forth certain information regarding the members of our Board of Directors, executive officers and our significant employees as of June 30, 2009:

Name	Age	Positions and Offices Held
Antonio Rotundo(1)	44	President, CEO, CFO, and director (former Secretary and Treasurer )
Corey J. Sandberg(2)	35	Secretary, Treasurer and director
Paul F. Antoniazzi(3)	62	Director
Johnny Lian Tian Yong(4)	43	Director

Notes:

(1)

Mr. Antonio Rotundo was appointed the President, CEO, CFO, Secretary, Treasurer and a director of our Company on January 8, 2009. Mr. Rotundo resigned as our Secretary and Treasurer on February 3, 2009.

(2)	Mr. Corey J. Sandberg was appointed as a director of our Company on January 29, 2009, and was appointed as our Secretary and Treasurer on February 3, 2009.
(3)	Mr. Paul F. Antoniazzi was appointed as a director of our Company on January 29, 2009.
(4)	Mr. Johnny Lian Tian Yong was appointed as a director of our Company on March 4, 2009.

Family Relationships

There are no family relationships between any of the Company’s directors or executive officers. However, Mario Rotundo is the General Manager of AMR, who is the father of Antonio Rotundo, who is our President, CEO, CFO and a director of our Company as well as the Subordinated General Manager of AMR.

Business Experience

Mr. Antonio Rotundo (age 44) is our President, CEO, CFO and a director of Company and was formerly our Secretary and Treasurer. Mr. Rotundo is a mining professional with over 10 years of diverse mining, operations and financial experience. From 2005 to present, Mr. Antonio Rotundo has been the general manager of AMR Project Peru S.A.C. in Lima, Peru, a mining company focusing on gold exploration in Peru. Mr. Rotundo is in charge of the day to day operations of AMR and is also closely involved in the purchasing of equipment, negotiating land contracts and mining concessions, supervising environmental studies, setting up camps and mining operations and all related financial functions of AMR. From 2004 to 2005, Mr. Rotundo was the operation and logistics manager for American Mining in Guyana where he was responsible for managing the operations of a diamond mine, ordering equipment and supplies, developing and managing relationships with customers and suppliers, developing, implementing and managing new accounting and financial system and staff and payroll. Mr. Rotundo was also an officer and director of Ram Gold & Exploration Inc. (Pink Sheets: RMGX) from March, 2008, to June, 2008, however, Mr. Rotundo resigned from all positions on June 27, 2008. Mr. Rotundo is not an officer or director of any other reporting issuer at this time.

Mr. Corey J. Sandberg (age 35) is our Secretary, Treasurer and a director of our Company. Mr. Sandberg has just under fifteen years of professional experience in both corporate and small business environments. From 2006, to present, Mr. Sandberg has been an independent consultant where he has lead business startups, organizational management and operational improvement initiatives, both strategic and tactical, for small public and private companies. Prior to becoming an independent consultant in 2006, Mr. Sandberg spent just under seven years at American Express Financial Advisors, a subsidiary of American Express, (later spun-off to become Ameriprise Financial, Inc.). While at American Express, Mr. Sandberg held both management and leadership positions in predominantly entrepreneurial environments receiving recognition for challenging the status quo, taking risks and successfully implementing new ideas that helped with cost savings and revenue generation. During the last few years before leaving American Express in late 2005, Mr. Sandberg served in Project Manager and Vendor Relationship Manager positions. In addition, Mr. Sandberg held the FINRA Series 63, 7 and 24 Securities Licenses as a requirement for the positions he held. Mr. Sandberg is a graduate of the University of Minnesota, Twin Cities with a Bachelor of Arts degree in Japanese Language & Culture. Mr. Sandberg is not an officer or director of any other reporting issuer at this time.

Mr. Paul F. Antoniazzi (age 62) is a director of our Company. Mr. Antoniazzi has been active in the mining industry since 1983. Since 2002, Mr. Antoniazzi has worked as an independent contractor as the President of Antoniazzi Consulting Ltd. specializing in environmental and mining projects including: contaminated soils clean up; asbestos clean up; surface drill projects; and mine decommissioning. Mr. Antoniazzi is currently on the board of directors of three Canadian listed mining companies: Opawica Explorations Inc. (TSX: OPW) (since December 2, 1996); International Kirkland Minerals Inc. (IKI-TSXV) (since November 19, 1997); and RT Minerals Corp. (C.RTM:CNSX) (since March 9, 2007).

Johnny Lian Tian Yong (age 43) is a director of our Company. Mr. Lian is currently the Chairman of JAS Singapore Group of Companies, a Singapore corporation, that has subsidiary and affiliate businesses spanning more than 13 countries covering medical and hospitality services, finance and investments, logistics, human resources and professional development, green technologies and information technology services. Mr. Lian has been the Chairman of JAS Singapore Group of Companies since October 1992. From October 2000 to present, Mr. Lian has been a director of JAS Medical Screening Centre Pte., Ltd., a Singapore corporation, which provides health services for the needy and medical screening for Chinese immigrants, foreign workers and foreign students coming into Singapore. From June, 1996, to present, Mr. Lian has been a director of JAS Employment Agency Pte., Ltd., a Singapore corporation, which facilitates the influx of foreign workers and immigrants applying for work and residence in Singapore. From June, 2004, to present, Mr. Lian has been a director of JAS Plastic Industries Pte., Ltd., a Singapore corporation, which is involved in recycling waste plastics from corporations around the world into useful products. From September, 2005, to present, Mr. Lian has been a director of JAS Marketing Pte., Ltd., a Singapore corporation, which provides business consulting concentrating on establishing trading ties with other companies, cooperation and consensus with fellow partners in the industry and identifying market threats and opportunities. From June, 2003, to present, Mr. Lian has been a director of JAS Technology Pte., Ltd., a Singapore corporation, which is in the business of remote video surveillance for world-wide locations through Wi-Fi and GPRS, as well as providing spare marine hardware for commercial and pleasure users of the sea. From January, 2007, to present, Mr. Lian has been a director of JASTROL Pte., Ltd., a Singapore corporation, which functions as a gold bullion broker, dealer and also as a goldsmith in Singapore. From August 6, 2009 to present, Mr. Lian has been the President CEO and chairman of TechMedia Advertising, Inc. (OTCBB: TECM) and from August 14, to present, Mr. Lian has been a director of TechMedia Advertising, Inc.

Managers of AMR Project Peru S.A.C.

Mario Rotundo is the General Manager of AMR and Antonio Rotundo is the Subordinated General Manager.

Other Directorships

Name of Director	Reporting Issuer
Paul Antoniazzi	Opawica Explorations Inc. International Kirkland Minerals Inc. RT Minerals Corp.
Johnny Lian Tian Yong	TechMedia Advertising, Inc.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive Compensation

In this item, “Named Executive Officer” means:

(i)	all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level;

(ii)

the Company’s two most highly compensated executive officers other than the PEO who were serving as executive officers at the end of the last completed fiscal year and whose total compensation exceeds $100,000; and

(iii)

up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (ii) but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year.

Summary Compensation Table

The following table contains disclosure of all plan and non-plan compensation awarded to, earned by, or paid to the Company’s Named Executive Officers for all services rendered in all capacities to the Company and its subsidiaries during the Company’s fiscal years completed March 31, 2009, and 2008:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensati on ($)	Nonqualified deferred compensation earnings ($)	All other compensat ion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Antonio Rotundo(1) President, CEO, CFO & Director	2009	Nil	Nil	Nil	$520,000	Nil	Nil	Nil	$520,000
Yin Cheng Kong(2) Former President, CEO, CFO, Secretary, Treasurer & director	2009 2008	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

Notes:

(1)

Mr. Antonio Rotundo was appointed the President, CEO, CFO, Secretary, Treasurer and a director of our Company on January 8, 2009. Mr. Rotundo resigned as our Secretary and Treasurer on February 3, 2009.

(2)	Mr. Yin Cheng Kong resigned as our President, CEO, CFO, Secretary and Treasurer on January 8, 2009 and resigned as a director of our Company on January 9, 2009.

The Company has not entered into employment contracts with its executive officers and compensation, if any, will be determined at the discretion of our board of directors.

The Company does not have any standard arrangement for compensation of its directors for any services provided as a director, including services for committee participation or for special assignments.

Management of AMR

The following table contains disclosure of all plan and non-plan compensation awarded to, earned by, or paid to AMR’ s management for all services rendered in all capacities to AMR during the fiscal years completed Dec. 31, 2008, 2007 and 2006:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensati on ($)	Nonqualified deferred compensation earnings ($)	All other compensat ion ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Antonio Rotundo, Sub- ordinated General Manager	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
Mario Rotundo, General Manager	2008 2007 2006	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

Outstanding Equity Awards at Fiscal Year-End

The following table contains disclosure concerning unexercised options; stock that has not vested; and equity incentive plan awards for each Named Executive Officer outstanding as of the end of the Company’s fiscal year ended March 31, 2009:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have vested not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Antonio Rotundo(1) President, CEO, CFO & Director	600,000	400,000	400,000	$0.60	Feb. 11, 2014	Nil	Nil	Nil	Nil
Yin Cheng Kong(2) Former President, CEO, CFO, Secretary, Treasurer & director	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)

Mr. Antonio Rotundo was appointed the President, CEO, CFO, Secretary, Treasurer and a director of our Company on January 8, 2009. Mr. Rotundo resigned as our Secretary and Treasurer on February 3, 2009.

(2)	Mr. Yin Cheng Kong resigned as our President, CEO, CFO, Secretary and Treasurer on January 8, 2009 and resigned as a director of our Company on January 9, 2009.

Retirement Benefits and Change of Control

Under the stock option agreements with each of Messrs. Antonio Rotundo, Corey Sandberg and Paul Antoniazzi, if there is a formal offer for the purchase of the issued and outstanding shares of the Company, then all of the stock options shall vest immediately.

Directors Compensation

The following table discloses the compensation of the directors of the Company for the Company’s fiscal year ended March 31, 2009 (unless already disclosed above):

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Antonio Rotundo(1)	See Above.	See Above.	See Above.	See Above.	See Above.	See Above.	See Above.
Corey J. Sandberg(2)	Nil	Nil	$312,000	Nil	Nil	Nil	$312,000
Paul F. Antoniazzi(3)	Nil	Nil	$312,000	Nil	Nil	Nil	$312,000
Johnny Lian Tian Yong(4)	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Yin Cheng Kong(5)	See Above.	See Above.	See Above.	See Above.	See Above.	See Above.	See Above.
Wang Zhao(6)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Notes:

(1)

Mr. Antonio Rotundo was appointed the President, CEO, CFO, Secretary, Treasurer and a director of our Company on January 8, 2009. Mr. Rotundo resigned as our Secretary and Treasurer on February 3, 2009.

(2)	Mr. Corey J. Sandberg was appointed as a director of our Company on January 29, 2009, and was appointed as our Secretary and Treasurer on February 3, 2009.
(3)	Mr. Paul F. Antoniazzi was appointed as a director of our Company on January 29, 2009.
(4)	Mr. Johnny Lian Tian Yong was appointed as a director of our Company on March 4, 2009.
(5)	Ms. Yin Cheng Kong resigned as our President, CEO, CFO, Secretary and Treasurer on January 8, 2009 and resigned as a director of our Company on January 9, 2009.
(6)	Mr. Wang Zhao resigned as a director of our Company on January 9, 2009.

Narrative Disclosure to the Director Compensation Table

On February 11, 2009, the Board of Directors adopted a stock option and incentive plan and granted in aggregate 2,200,000 stock options to the following current directors: Antonio Rotundo – 1,000,000; Corey Sandberg – 600,000; and Paul Antoniazzi – 600,000. The stock options have an exercise price of $0.60 per share and an expiry date of five years from the date of grant. The stock options have vesting provisions of 50% on the date of grant and 10% on the last day of each month thereafter.

Other than the issuance of stock options pursuant to our Stock Option Plan, we do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the foregoing. See “Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters - Securities Authorized for Issuance Under Equity Compensation Plans” for details of the Company’s Stock Option Plan.

Certain Relationships and Related Transactions

There are no transactions, since the beginning of the Company’s fiscal year ended March 31, 2009, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year end for the last two fiscal years, and in which any related person had or will have a direct or indirect material interest except as follows:

Mr. Antonio Rotundo, our President, CEO, CFO and a director of the Company was also a major shareholder and is the subordinate general manager of AMR. Mr. Mario Rotundo, Mr. Antonio Rotundo’s father, is a major shareholder of AMR and the general manager of AMR. Mr. Antonio Rotundo owns 112,432 shares of AMR representing 72.4% of the issued and outstanding shares of AMR and 27,800,000 shares of our common stock representing 42.4% of the issued and outstanding shares of the Company just prior to the closing of the Share Exchange Agreement. Subsequent to the closing of the Share Exchange Agreement, Mr. Antonio Rotundo only held 9,988,000 shares of our common stock representing 19.5% of the issued and outstanding shares of the Company. Mr. Mario Rotundo owns 42,818 shares of AMR representing 27.6% of the issued and outstanding number of shares of AMR. Accordingly, Mr. Antonio Rotundo had a material interest in the Share Exchange Agreement. The approximate dollar value of the amount involved in the Share Exchange Agreement based on the market price of $5.25 as at August 14, 2009, which may not be an accurate assessment of the fair value, is US$63,000,000 and the approximate dollar value of Mr. Antonio Rotundo’s interest in the Share Exchange Agreement is US$45,612,000.

In addition, effective January 21, 2009, we entered into a loan agreement with AMR whereby we agreed to loan up to $400,000 to AMR to be used to purchase equipment and supplies to conduct exploration and for other related expenses on the mining concession named “AMR Project”. The loan is non-interest bearing and was due on April 30, 2010. However, since AMR is now our subsidiary, the loan has becomes an inter-corporate loan and such funds previously loaned to AMR will not be recovered.

Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters

Market Information

Our common stock is traded on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “AFYG”. Our common stock commenced trading under this symbol on February 13, 2009, and previously traded under the symbol “SYFD” from the initial listing date until February 13, 2009, without any trading or volume.

The following historical quotations obtained from online sources reflects the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions:

Quarter Ended	High ($)	Low ($)
June 30, 2009	5.25	3.20
March 31, 2009	3.80	2.95
December 31, 2008	N/A	N/A
September 30, 2008	N/A	N/A
June 30, 2008	N/A	N/A
March 31, 2008	N/A	N/A
December 31, 2007	N/A	N/A
September 30, 2007	N/A	N/A
June 30, 2007	N/A	N/A
March 31, 2007	N/A	N/A

As of August 14, 2009, our common stock closed at a price of $5.25.

Holders

As of August 14, 2009, there are 51,106,195 shares of our common stock issued and outstanding held by 48 shareholders of record.

Dividend Policy

We have never paid any cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our Board of Directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences and the restrictions that applicable laws and other arrangements then impose.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of the end of the fiscal year ended March 31, 2009, with respect to compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance, aggregated as follows: (i) all compensation plans previously approved by security holders; and (ii) all compensation plans not previously approved by security holders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	N/A	N/A	N/A
Equity compensation plans not approved by security holders(1)	2,200,000	$0.60	2,800,000
Total	2,200,000		2,800,000

Notes:
(1)           The Company’s Board of Directors adopted a stock option plan on February 11, 2009. See below for details of this plan.

On February 11, 2009, our Board of Directors unanimously approved and adopted a stock option and incentive plan (the “Stock Option Plan”). The purpose of the Stock Option Plan is to advance our interests and our shareholders’ interests by affording our key personnel an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. Pursuant to the provisions of the Stock Option Plan, stock options, stock awards, cash awards or other incentives (the “Stock Options and Incentives”) will be granted only to our key personnel, generally defined as a person designated by the Board of Directors upon whose judgment, initiative and efforts we may rely including any director, officer, employee, consultant or advisor of the Company.

The Stock Option Plan is to be administered by our Board of Directors, which shall determine:

(i)	the persons to be granted Stock Options and Incentives;
(ii)	the fair market value of our shares;
(iii)	the exercise price per share of options to be granted;
(iv)	the number of shares to be represented by each option or incentive award;

(v)	the time or times at which options and incentive awards shall be granted;
(vi)	the interpretation of the Stock Option Plan;
(vii)	whether to prescribe, amend and rescind rules and regulations relating to the Stock Option Plan;
(viii)	the term and provisions or each option and incentive award granted (which need not be identical) and, with the consent of the grantee thereof, modify or amend such option or incentive award;
(ix)	whether to accelerate or defer (with the consent of the grantee) of the exercise date of any option or incentive award;
(x)	the person to execute on our behalf any instrument required to effectuate the grant of an option or incentive award previously granted by the Board;
(xi)	whether to accept or reject the election made by a grantee pursuant to Section 7.5 of the Stock Option Plan; and
(xii)	all other determinations deemed necessary or advisable for the administration of the Stock Option Plan.

The Stock Option Plan provides authorization to the Board of Directors to grant Stock Options and Incentives to a total number of shares of our Common Stock, not to exceed five million (5,000,000) shares of our Common Stock as at the date of adoption by the Board of Directors of the Stock Option Plan.

In the event an optionee who is a director, officer, employee (employee also encompasses consultants and advisors where such is appropriate or where such is intended by the Board or by a particular grant under the Stock Option Plan) (each an “Employee”) of the Company has his employment terminated by us, except if such termination is voluntary or occurs due to retirement with the consent of the Board or due to death or disability, then the option, to the extent not exercised, shall terminate on the date on which the Employee’s employment by the Company is terminated. If an Employee’s termination is voluntary or occurs due to retirement with the consent of the Board, then the Employee may after the date such Employee ceases to be an Employee of the Company, exercise his option at any time within three (3) months after the date he ceases to be an Employee of the Company, but only to the extent that he was entitled to exercise it on the date of such termination. To the extent that the Employee was not entitled to exercise the Option at the date of such termination, or if he does not exercise such option (which he was entitled to exercise) within the time specified herein, the option shall terminate. In no event may the period of exercise in the case of incentive options extend more than three (3) months beyond termination of employment.

In the event an Employee is unable to continue his employment with us as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Internal Revenue Code), he may exercise his option at any time within six (6) months from the date of termination, but only to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the option at the date of termination, or if he does not exercise such option (which he was entitled to exercise) within the time specified herein, the option shall terminate. In no event may the period of exercise in the case of an incentive option extend more than six (6) months beyond the date the Employee is unable to continue employment due to such disability.

In the event an optionee dies during the term of the option and is at the time of his death an Employee who shall have been in continuous status as an Employee since the date of grant of the option, the option may be exercised at any time within six (6) months following the date of death by the optionee’s estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent that an optionee was entitled to exercise the option on the date of death, or if the optionee’s estate, or person who acquired the right to exercise the option by bequest or inheritance, does not exercise such option (which he was entitled to exercise) within the time specified herein, the option shall terminate. In no event may the period of exercise in the case of an incentive option extend more than six (6) months beyond the date of the Employee’s death.

Except to the extent otherwise expressly provided in an award, the right to acquire shares or other assets under the Stock Option Plan may not be assigned, encumbered or otherwise transferred by an optionee and any attempt by an optionee to do so will be null and void. However Stock Options and Incentives granted under this Stock Option Plan may be transferred by an optionee by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. Unless assigned in accordance with the terms of an award, options and other awards granted under this Stock Option Plan may not be exercised during an optionee’s lifetime except by the optionee or, in the event of the optionee’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the optionee under state law and court supervision.

Recent Sales of Unregistered Securities

On March 5, 2009, we issued 760,815 shares of our common stock to 11 individuals due to the closing of our private placement at $0.40 per share for total gross proceeds of $304,326. We believe that two of the issuances are exempt from registration under Regulation D Rule 506 and/or Section 4(2) of the Securities Act. We believe that the remaining issuances are exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On April 30, 2009, we issued 285,060 shares of our common stock to 2 individuals due to the closing of our private placement at $0.50 per share for total gross proceeds of $142,530. We believe that the two issuances are exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On August 10, 2009, we issued 60,320 shares of our common stock to one individual due to the closing of our private placement at $0.75 per share for total gross proceeds of $45,240. We believe that the issuance was exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On June 23, 2009, we received gross proceeds of $100,000 from one investor for the subscription of 100,000 (post forward stock split) shares of our common stock at a price of $1.00 per share. When issued, we believe that the issuances will be exempt from registration under Regulation S promulgated under the Securities Act as the securities were will be issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

In connection with the closing of the Share Exchange Agreement, we issued 12,000,000 shares of common stock, par value $0.001 per share, to the holders of common stock of AMR in exchange for the Company receiving 99.99% of the issued and outstanding shares in the capital of AMR. No underwriters were involved in the acquisition described herein. We believe that the issuances are exempt from registration under Regulation S promulgated under the Securities Act as the securities were issued to the individuals through an offshore transaction which was negotiated and consummated outside of the United States.

Description of Company’s Securities

Our authorized capital stock consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of August 14, 2009, there were 51,106,195 shares of our common stock issued and outstanding. Our shares are held by forty-eight (48) stockholders of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.

The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.

Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.

Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our board of directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the Company, except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Item 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 5.06. CHANGE IN SHELL COMPANY STATUS

As a result of the closing of the Share Exchange Agreement, the Company hereby declares that it is no longer a “shell company”. The information set forth above under “Item 2.01 Completion of Acquisition or Disposition of Assets” is incorporated herein by reference.

Item 8.01. OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release that was attached as Exhibit 99.1 to the Form 8-K filed on August 21, 2009.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

The following financial statements are included in this Form 8-K/A-3.

Unaudited Financial Statements of AMR as at December 31, 2008 and 2007

Balance Sheet as at December 31, 2007

Profit and Loss Statement for the year ended December 31, 2007 and for the period from October 7, 2005 (inception) to December 31, 2007

Statement of Changes in Shareholders’ Equity for the year ended December 31, 2007

Cash Flow Statement for the year ended December 31, 2007 and for the period from October 7, 2005 (inception) to December 31, 2007

Balance Sheet as at December 31, 2008

Profit and Loss Statement for the year ended December 31, 2008 and for the period from October 7, 2005 (inception) to December 31, 2008

Statement of Changes in Shareholders’ Equity for the year ended December 31, 2008

Cash Flow Statement for the year ended December 31, 2008 and for the period from October 7, 2005 (inception) to December 31, 2008

Notes to the Financial Statements

Unaudited Financial Statements of AMR as at June 30, 2009

Balance Sheet as at June 30, 2009

Profit and Loss Statement for the three and six month periods ended June 30, 2009 and 2008 and for the period from October 7, 2005 (inception) to June 30, 2009

Cash Flows Statement for the six month periods ended June 30, 2009 and 2008 and for the period from October 7, 2005 (inception) to June 30, 2009

Notes to the Financial Statements

Unaudited Pro Forma Combined Financial Information

Pro Forma Combined Balance Sheet as at June 30, 2009

Pro Forma Combined Statements of Operations for the six months ended June 30, 2009

Notes to the Pro Forma Financial Statements

Exhibits

Exhibit No.	Description of Exhibit

2.1**	Share Exchange Agreement between Affinity Gold Corp., AMR Project Peru S.A.C. and all the shareholders of AMR Project Peru S.A.C., dated May 8, 2009.

3.1**	Articles of Exchange filed with the Nevada Secretary of State on April 17, 2009.

10.1*	Letter Agreement, dated May 8, 2009, among Affinity Gold Corp. and Antonio Rotundo.

10.2**	Extension Agreement #4, dated August 11, 2009, among Affinity Gold Corp., AMR Project Peru S.A.C., Antonio Rotundo and Mario Rotundo.

10.3**	Private Contract for Mining Operation, dated January 11, 2006, among AMR Project Peru S.A.C. and Nestor Enrique Borda.

99.1**	News release dated August 14, 2009.

99.2**	Mining Concession Rights held by AMR Project Peru S.A.C.

99.3**	Legal Opinion from Grimaldo Abogados, dated August 14, 2009 with respect to ownership of AMR Project Peru S.A.C.

*	Previously filed on Form 8-K on May 13, 2009 and incorporated herein by reference.

**	Previously filed on Form 8-K/A-1 on August 21, 2009 and incorporated herein by reference.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 19, 2014

AFFINITY GOLD CORP.

By:	/s/ Corey Sandberg
Name:	Corey Sandberg
Title:	CEO & Director

AMR PROJECT PERU S.A.C.

UNAUDITED FINANCIAL STATEMENTS DECEMBER 31, 2008 AND DECEMBER 31, 2007

CONTENT

Unaudited financial statements	2

Notes to the financial statements	10

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

BALANCE SHEET
As of December 31, 2007

December
31, 2007
US$
ASSETS

CURRENT ASSETS
Cash and banks	34,342
Other accounts receivable	470
Taxes and prepaid expenses	10,424
Total current assets	45,236

MACHINERY AND EQUIPMENT, NET	177,019
TOTAL ASSETS	222,255

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Other accounts payable
Third-Party Loans	273,315
Other accounts payable	619
Total current liabilities	273,934

SHAREHOLDERS’ DEFICIT
Capital	24,505
Accumulated results during the development stage	(74,099)
Equity adjustment from foreign currency	(2,085)
Total Shareholders’ Deficit	(51,679)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	222,255

The accompanying notes are part of the financial statements. -2-

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

PROFIT AND LOSS STATEMENT
For the Year Ended December 31, 2007

	From
	Inception
	through	Year Ended
	December 31,	December
	2007	31, 2007
	US$	US$

Administrative expense	(42,344)	(17,096)
Prospecting expenses	(44,666)	(44,666)
Operating loss	(87,010)	(61,762)

Other income and (expenses):
Exchange difference, net	20,991	20,991
Miscellaneous expenses	(8,080)	(8,080)
	12,911	12,911
Net loss before income tax	(74,099)	(48,851)
Current income tax	-	-
Net loss	(74,099)	(48,851)

The accompanying notes are part of the financial statements.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
For the Year Ended December 31, 2007

		Accumulated
		results		Year Ended
		during the
	Corporate	development		December
	Capital	stage	Total	31, 2007
	US$	US$	US$	US$

Inception, October 2005	-	-	-	-
Increase in capital	24,505	-	24,505	24,505
Net loss	-	(2,418)	(2,418)	(2,756)
Equity Adjustment from Foreign currency	-	(338)	(338)	(338)
Balance to December 31, 2005	24,505	(2,756)	21,749	21,749
Net loss	-	(22,830)	(22,830)	(22,830)
Equity Adjustment from Foreign currency	-	1,106	1,106	1,106
Balance to December 31, 2006	24,505	(24,480)	25	25
Net loss	-	(48,851)	(48,851)	(48,851)
Equity Adjustment from Foreign currency	-	(2,853)	(2,853)	(2,853)
Balance to December 31, 2007	24,505	(76,184)	(51,679)	(51,679)

The accompanying notes are part of the financial statements.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

CASH FLOW STATEMENT
For the Year Ended December 31, 2007

	From
	Inception
	through	Year Ended
	December 31,	December
	2007	31, 2007
	US$	US$
OPERATING ACTIVITIES
Payment of compensation and professional fees	(4,263)	(2,833)
Payment of taxes	(503)	(471)
Other cash payments related to the activity	(53,285)	(27,877)
Net cash provided by operating activities	(58,051)	(31,181)

INVESTMENT ACTIVITIES
Purchase of fixed assets	(39,974)	(5,084)
Net cash applied to investment activities	(39,974)	(5,084)

FINANCING ACTIVITIES
Loans received	107,862	70,327
Capital contributions	24,505	-
Net cash provided by financing activities	132,367	70,327

Net decrease in cash	34,342	34,063
Cash at the beginning of the year	-	279
Cash at the end of the year	34,342	34,342

RECONCILIATION OF THE NET RESULT WITH
THE NET CASH APPLIED TO OPERATING
ACTIVITIES
Net loss	(74,099)	(48,851)
Depreciation and other provisions	28,875	25,307
Adjustment from Foreign Currency	(2,085)	(2,853)
Net changes in assets and liabilities:
(Increase) in other accounts receivable	(61,468)	(5,001)
Increase in other accounts payable	50,726	217
	(58,051)	(31,181)

The accompanying notes are part of the financial statements.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

BALANCE SHEET
As of December 31, 2008

December
31, 2008
US$
ASSETS

CURRENT ASSETS
Cash and banks	33
Other accounts receivable	44,997
Inventory	56,696
Taxes and prepaid expenses	47,989
Total current assets	149,715

DEFERRED INCOME TAX	34,312

MACHINERY AND EQUIPMENT, NET	224,273
TOTAL ASSETS	408,300

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Other accounts payable
Third-Party Loans	717,229
Other accounts payable	4,664
Total current liabilities	721,8 93

SHAREHOLDERS’ DEFICIT
Capital	49,227
Accumulated results during the development stage	(362,820)
Equity adjustment from foreign currency
Total Shareholders’ Deficit	(313,593)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	408,300

The accompanying notes are part of the financial statements.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

PROFIT AND LOSS STATEMENT
For the Year Ended December 31, 2008 \

	From Inception
	through	Year Ended
	December 31,	December
	2008	31, 2008
	US$	US$

Administrative expense	(52,198)	(9,854)
Implementation expenses of casino, Machine spots and restaurant	(98,047)	(98,047)
Prospecting expenses	(226,540)	(181,874)
Operating loss	(376,785)	(289,775)

Other income and (expenses):
Exchange difference, net	(28,504)	(49,495)
Miscellaneous incomes	28,030	28,030
Miscellaneous expenses	(37,495)	(29,415)
	(37,969)	(50,880)
Net loss before income tax	(414,754)	(340,655)
Current income tax	-	-
Net loss	(414,754)	(340,655)

The accompanying notes are part of the financial statements.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

STATEMENTS OF CHANGES IN SHAREHOLDERS EQUITY
For the Year Ended December 31, 2008

		Acumulated
		results		Year Ended
		during the
	Corporate	development		December
	Capital	stage	Total	31, 2008
	US$	US$	US$	US$

Inception, October 2005	-	-	-	-
Increase in capital	24,505	-	24,505	24,505
Net loss	-	(2,418)	(2,418)	(2,756)
Equity Adjustment from Foreign currency	-	(338)	(338)	(338)
Balance to December 31, 2005	24,505	(2,756)	21,749	21,749
Net loss	-	(22,830)	(22,830)	(22,830)
Equity Adjustment from Foreign currency	-	1,106	1,106	1,106
Balance to December 31, 2006	24,505	(24,480)	25	25
Net loss	-	(48,851)	(48,851)	(48,851)
Equity Adjustment from Foreign currency	-	(2,853)	(2,853)	(2,853)
Balance to December 31, 2007	24,505	(76,184)	(51,679)	(51,679)
Increase in capital	24,722		24,722	24,722
Net loss	-	(340,655)	(340,655)	(340,655)
Equity Adjustment from Foreign currency	-	54,019	54,019	54,019
Balance to December 31, 2008	49,227	(362,820)	(313,593)	(313,593)

The accompanying notes are part of the financial statements.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

CASH FLOW STATEMENT
For the Year Ended December 31, 2008

	From Inception
	through	Year Ended
	December 31,	December
	2008	31, 2008
	US$	US$
OPERATING ACTIVITIES
Received from customers	11,271	11,271
Other cash receipts related to the activity	27,787	27,787
Payment to suppliers	(386,539)	(386,539)
Payment of compensation and professional fees	(26,674)	(22,411)
Payment of taxes	(13,862)	(13,359)
Other cash payments related to the activity	(79,518)	(26,232)
Net cash provided by operating activities	(467,535)	(409,483)

INVESTMENT ACTIVITIES
Purchase of fixed assets	(140,647)	(86,051)
Capital contributions	(140,647)	(86,051)
Net cash applied to investment activities

FINANCING ACTIVITIES
Loans received	558,988	461,225
Capital contributions	49,227	-
Net cash provided by financing activities	608,215	461,225

Net decrease in cash	33	(34,309)
Cash at the beginning of the year	-	34,342
Cash at the end of the year	33	33

RECONCILIATION OF THE NET RESULT WITH THE NET CASH APPLIED TO OPERATING ACTIVITIES
Net loss	(414,754)	(340,655)
Depreciation and other provisions	73,002	44,127
Deferred income tax	(35,986)	(35,986)
Adjustment from foreign currency	51,934	54,019
Net changes in assets and liabilities:
(Increase) other accounts receivable	(108,189)	(46,721)
(Increase) of inventory	(59,461)	(59,461)
(Increase) in taxes and prepaid expenses	(39,906)	(39,906)
Increase in other accounts payable	65,825	15,100
	(467,535)	(409,483)

The accompanying notes are part of the financial statements.

AMR PROJECT - PERU S.A.C.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS FOR DECEMBER 31, 2008 AND 2007

1.        ECONOMIC ACTIVITY

AMR Project - Peru S.A.C. (hereinafter, the Company), was legally established in the city of Lima on October 7, 2005.The Company’s legal domicile, where it also has its administrative offices, is Av. Arenales N° 335, in Lima’s Cercado district.

According to its by-laws, the Company pursues mining activity, mostly the search for gold in the department of Puno. The Company has subscribed a lease agreement with an individual for 2,000 hectares, located in the sector known as Limacpampa, district of San Gabán, province of Carabaya, department of Puno, with the following features:

  Signed January 11, 2006.
  Indefinite term
  6% of gross production will be given to the owner.
  Consent is granted to the Company to commence the proceedings for a mining concession.
  The mining concession rights may not be transferred to any other individual or legal entity.
  All the expenses incurred obtaining the mining concession will be the Company’s responsibility.

On October 25, 2006, the National Mining Concessions and Registration Institute’s Energy and Mine Sector issued Resolution N° 4631-2006-INACC/J, by which it granted the Company a mining concession for a 500-hectares expanse of the land leased as indicated above. This mining concession right is renewable annually. This concession was registered with the National Mining Concessions and Registration Institute’s Document Administration and Archive Unit on December 11, 2006.

The Peruvian Ministry of Energy and Mines issued "Acknowledgement of Small Mining Producer N° 976-2007" on July 12, 2007 (Law Nº 27651 for Formalization and Promotion of Small Mining and Artisanal Mining of January 24, 2001). The present Law seeks to introduce a legal framework in mining law that allows suitable regulation of the mining activities developed by small mining and artisanal mining producers, proposing the formalization, promotion and development of the same. Below are detailed the principal benefits of this Law:

  The combination of physical, chemical and physical-chemical processes used by artisanal mining producers to extract or concentrate the valuable parts of mineral ore, and to purify, smelt or refine metals are not included within the scope of the present Law. Doing so requires solely an application accompanied by technical information and an Environmental Impact Study signed by a professional competent in this area. The corresponding authorization will be issued by the Executive Mining Board.

  Production may not be lower than the local-currency equivalent of US $ 100.00 per year and hectare granted as to metallic substances, and the local-currency equivalent of US $ 50.00 per year and hectare granted as to nonmetallic substances. In the case of small mining producers, production may not be lower than the local-currency equivalent of US $ 50.00 per year and hectare granted, regardless of the substance. In the case of artisanal mining producers, production may not be lower than the local-currency equivalent of US $ 25.00 per year and hectare granted, regardless of the substance.

  For small mining producers, the Right to Use is US $ 1.00 or its local-currency equivalent per year and hectare requested or granted. For artisanal mining producers the Right to f Use is of US $ 0.50 or its local-currency equivalent per year and hectare requested or granted.

To date, mining activity is in the mining process stage known as "Prospecting", in which the first geophysical and metallurgical studies of the mine are being conducted, as well as the location of the camp, plants and other mining areas.

In October 2008, the Company expanded its business to include the marketing and operation of gaming rooms (Casino), slot machines and restaurant services. With respect to this activity, during the year 2008 goods (such as furniture, sound, lights, decorations, carpets and other) have been acquired and the premises rented has been remodeled into a casino, slot machines and restaurant.

In another area, as of December 31, 2008 and 2007 the Company had received financing of US$ 717,229 and US$ 273,315, respectively, from a group of foreign investors.

As of December 31, 2008 and 2007, the Company has accumulated losses by US$ 362,818 and US$ 76,184, respectively, which has significantly reduced its shareholders’ equity. Article 220 of the General Corporations Law provides that when a financial entity has losses that reduce its share capital by more than fifty percent, and a period has passed without overcoming this situation, the Company is required to reduce its capital or to make new contributions in order overcome this situation. To date, the Company has been receiving money from foreign investors since the year 2006. The financial statements have been prepared assuming that the Company will continue under the going concern accounting principle, and do not include any adjustment if the Company could not continue as a going concern.

The global financial crisis became more acute in the last quarter of 2008. It had its origins in the mortgage-loan crisis in the United States, which caused the bankruptcy of numerous investment banking entities in that country; simultaneously severely affecting the global financial sector. The principal effect of the present financial crisis is noted in the liquidity of markets, recession, steep growth in unemployment rates, the devaluation of the investments and increases in credit risk, among other things. It is estimated that, at the beginning of the last year, the present financial crisis has sunk the global economy into its worse crisis since the time of the Great Depression. For the Company, the leading effect of the current global financial condition lies mainly in the declines in metals prices, the risk of a contraction in the demand for gold and that foreign investors suspend the flow of funds until the recession ends.

In carrying out its activities, at the end of 2008 the Company had a total of 5 employees (1 in 2007).

Pursuant to the General Corporations Law, the financial statements must be approved by the shareholders as a sign of conformity. The financial statements to December 31, 2008 and 2007 have not been approved by the Company’s general stockholders' meetings.

Currently the company is in development stage due to the activities planning of the principals operations have begun, but there has been no significant incomes.

2.        BASIS OF PRESENTATION

Financial statements expressed in U.S. dollars, which are part of this report, are result of the application on the historical financial statements the methodology to convert the balance of transactions at year-end in foreign currency translation as the Standard International Accounting Standards - IAS 21 Effects of fluctuations in exchange rates, and alternatively Statement of Financial Accounting Standard SFAS N° 52. This methodology, which aims to restate financial statements to show the impact of foreign currency on our currency, relative to a fiscal year, considers the following guidelines.

a.	The translation process requires initially quantify the functional currency, that is the case for Nuevo Sol.

b.

The translation has been made on the basic financial statements, balance sheet, profit and loss statement, statement of changes in shareholders equity and cash flows statement, based on the historical translation and non-monetary items, reflected in the statement of changes in shareholders equity, the effect of the conversion of all transaction for the period subject to review.

c.	The balance of non-monetary items, and income and expenses, in foreign currency are translated at exchange rate of the transaction date.

d.	As of December 31, 2008 balances of assets and liabilities in Nuevos Soles have been expressed in U.S. dollars at exchange rate of S/. 3.013(S/. 3.140 December 31, 2007) for US$ 1, respectively.

3.        PRINCIPAL ACCOUNTING PRINCIPLES AND PRACTICES

The significant accounting policies applied by the Company in the preparation and presentation of its financial statements are detailed below.

a) Estimates and critical accounting criteria. -

Estimates and critical accounting criteria are continuously evaluated the Management based on historical experience and other factors, including the expectation of future events occurring that is considered reasonable according to the circumstances.

The Company makes estimates and assumptions with respect to the future. By definition, the resulting accounting estimates are not very often equal to the respective actual results. The estimates and assumptions that have a risk of causing adjustments to the balances of assets and liabilities are presented below: Depreciation

The Company makes estimates of the useful life of its fixed assets that allow it to make provisions for the wear of such assets, which are recognized as expenses for the year. If these estimates and assumptions, which are based on management's best judgment as of the date of the financial statements, are susceptible to change as a result of changes in the premises upon which they were based, the balances of the financial statements are revised on the date on which the change in the estimates and assumptions took place, for which reason the definitive results could differ materially from those estimated to date, under different assumptions and conditions.

Provisions

Provisions are recognized only when the Company has a present legal or assumed obligation as a result of past events, it is probable that an outlay of resources would be required to satisfy the obligation and it is possible to estimate the amount reliably. When the Company believes that a provision is reimbursable, the reimbursement is recognized separately as an asset only if this reimbursement is virtually certain.

Taxes

Determination of the tax obligations and expenses requires interpretation of the applicable tax law. The Company consults tax professionals prior to making any decision on tax matters. Even though Management believes that its estimates are prudent and appropriate, differences in interpretation may arise with the tax administration that could affect the charges for taxes in the future.

       b)        Transactions in foreign currency. -

  Functional currency and presentation currency. -

The items included in the Company’ financial statements are stated in the currency of the principal economic environment in which the entity operates, that is to say, its functional currency. The Company has defined the New sol as its functional and reporting currency for its financial statements.

  Transactions and balances in foreign currency.-

Transactions in foreign currency are considered as those taking place in a currency different from the functional currency. Transactions in foreign currency are initially posted in functional currency using the exchange rates in effect on the dates of the transactions. Monetary assets and liabilities denominated in foreign currency are subsequently translated to the functional currency using the exchange rate in effect on the date of the balance sheet. Any gain or and loss from exchange difference resulting from the liquidation of these transactions and translating the monetary assets and liabilities into foreign currency at the exchange rates for the date of the balance sheet are recognized in the Gain from exchange difference, net heading in the profit and loss statement.

       c)        Financial instruments. -

Financial instruments correspond to contracts that give rise, simultaneously, to a financial asset in one entity and a financial liability or an equity instrument in another entity. In the case of the Company, its financial instruments correspond to primary instruments such as other accounts receivable and loans from shareholders.

Financial instruments are classified as liabilities or equity depending on the substance in the contractual agreement that gave rise to them. Any interest, dividends, gains and losses generated by a financial instrument classified as a liability is posted as expense or income in the profit and loss statement. Payments to the registered holders of equity financial instruments are posted directly to shareholders’ equity. Financial instruments are offset when the Company has a legal right to offset them and Management has the intention to satisfy them on a net basis or execute upon the assets and cancel the liabilities simultaneously.

Fair value is the amount at which assets can be exchanged between a duly informed buyer and vendor, or an obligation can be satisfied between a debtor and a creditor with sufficient information, under the terms of an arm’slength transaction.

       d)        Other accounts receivable. -

Other accounts receivable are posted at the nominal value of the documentation that originated the transaction. When the value of an account receivable is impaired, the Company reduces its book value to its recoverable amount.

       e)        Inventory. -

Inventory is posted at acquisition cost and consists of disbursements related to the facilities and adaptation of the building leased for its use as a casino, slot machines and restaurant. These disbursements are posted because Management is analyzing the possibility of spinning off this business in the short term.

       f)        Machinery and equipment. -

Machinery and equipment is presented at acquisition cost, net of accumulated depreciation. The initial cost of machinery and equipment includes its purchase price and any cost directly attributable to placing it and leaving it in operating and use condition.

Subsequent costs attributable to fixed assets are capitalized only when it is probable that future economic benefits associated with the assets will be generated for the Company and the cost of these assets can be measured reasonably; otherwise the production cost or expense as corresponds is imputed. Operating expenses and repairs are charged to expenses in the period in which they are incurred.

Assets in a construction stage are capitalized as a separate component. Upon culmination, the cost of these assets is transferred to its definitive category. Works in progress are not depreciated.

The depreciation of other fixed assets is calculated by the straight-line method to allocate their cost less their residual value during their estimated useful lives, as follows:

Years
Machinery and equipment	5 and 10
Vehicles	5
Miscellaneous equipment	10

Any gain or loss from the sale of assets corresponds to the difference between the income from the transaction and the book value of the assets; these are included in the profit and loss statement.

       g)        Loans. -

Loans are recognized at their fair value, net of the costs directly attributable to the transaction and are classified as short-term obligations. Any difference between fair value (net of transaction costs) and realizable value is recognized in the profit and loss statement.

       h)        Contingent liabilities and assets. -

Contingent liabilities are not recognized in the financial statements; they are disclosed in notes to the financial statements unless the possibility of their occurrence is remote. Contingent assets are not recognized in the financial statements, but are disclosed if their realization is probable.

       i)        Provisions. -

Provisions are recognized when the Company has a present legal or assumed obligation as a result of past events, it is probable that an outlay of resources would be required to satisfy the obligation and it is possible to estimate the amount reliably. No provisions are recognized for future operating losses.

When there are several similar obligations, the probability of that an outlay of resources will be required for its payment is determined considering the class of obligation as a whole. A provision is recognized even though the probability of an outlay of resources with respect to any specific item included in the same class of obligations is very small.

       j)        Recognition of expenses. -

The Company is in the mining process stage known as "Prospecting", in which all disbursements are considered expenses, except fixed assets, since it is not known whether or not the Mine will be operable and profitable.

In addition, expenses have been incurred to operate as a casino, slot machines and restaurant that to date are not operating; it is in the pre-operating stage.

       k)        Gains and losses from exchange differences. -

Gains and losses from exchange differences originating from the satisfaction of monetary items denominated in foreign currency or of the adjustment of such items due to changes in the exchange rate after their initial posting are recognized as financial income and expense, respectively, in the period in which they arise.

       l)        Deferred income tax. -

A deferred income tax liability is recognized for all the timing differences between the book value of assets and liabilities and their tax basis, without considering the time at which it is estimated that the timing differences that gave rise to them will be reversed. A deferred income tax asset is recognized for all the timing differences between the book value of assets and liabilities and their tax basis, to the extent to which it is probable that, in the future, the Company will have sufficient taxable income against which it will be able to apply the timing differences that reverse within the term established, if necessary. Liabilities and assets are measured at the income tax rate that is expected to be applied to taxable income in the year in which the liability is eliminated or the assets realized, using the income tax rate.

       m)        Translation of Foreign Currency –

All elements of financial statements shall be translated as follow:

  For assets and liabilities, the exchange rate at the balance sheet date shall be used.
  For Corporate capital, the historical exchange rate.
  For revenues, expenses, gains and losses, the average exchange rate for the period.

4.        OTHER ACCOUNTS RECEIVABLE

As of December 31, 2008 and 2007, other accounts receivable of US$ 47,191 and US$ 470 corresponds to the security for leasing the premises for the casino, slot machines and restaurant business, and for the administrative offices, respectively.

5.        INVENTORY

Inventory of US$ 56,696 corresponds to facilities used to convert the leased premises into a casino, slot machines and restaurant. During the year 2008, US$ 27,787 of the inventory was sold for a related company.

6.        TAXES AND PREPAID EXPENSES

This heading to the December 31, this includes:

	2008	2007
	US$	US$

General Sales Tax	37,702	9,380
Advances to be rendered	9,291	-
Prepaid expenses	996	1,044
	47,989	10,424

7.        MACHINERY AND EQUIPMENT, NET

The movement in this heading during the year 2008 was the following:

	Opening		Closing
	Balance	Additions	Balance
	US$	US$	US$
Cost:
Machinery and equipment	201,809	77,572	279,381
Vehicles	12,001	3,423	15,424
Miscellaneous equipment	-	5,056	5,056
	213,810	86,051	299,861

Accumulated depreciation:
Machinery and equipment	31,990	36,148	68,138
Vehicles	4,801	2,463	7,264
Miscellaneous equipment	-	186	186
	36,791	38,797	75,588
Net cost	117,019		224,273

As of December 31, 2008 and 2007, the fixed assets are not insured.

8.        THIRD-PARTY LOANS

As of December 31, 2008 and 2007, third-party loans of US$ 717,229 and US$ 273,315 correspond to a foreign investor and do not accrue any interest. These loans have been used in the operating expenses for the mine and preparation of the leased premises to convert it into a casino, slot machines and restaurant. They have also been used in the acquisition of all of the Company’s fixed assets.

9.        NET EQUITY

       a)        Corporate Capital. -

As of December 31, 2008 and 2007, the Company’s is represented by 156,250 and 82,875 common shares, respectively, with a S/.1.00 par value each, which are issued and fully paid.

The number of shareholders and the structure of participation is presented according to the following would drive to December 31, 2008:

Individual Participation in	Number of	Total percentage
capital	shareholders	Participation
		%
From 0.01 to 10	1	0.01
From 30 to 40	1	27.58
From 70 to 80	1	72.41
Total	3	100.00

       b)        Accumulated results. -

This corresponds to the amount that is accumulated for each period as a result of the Company’s business operations.

10.     TAX SITUATION

a)

The Company's management has determined the taxable basis under the general income tax regime in accordance with the tax law in effect, which demands adding and deducting those items that such legislation recognizes as taxable and non-taxable, respectively, to and from results.

The income tax rate corresponding to the years 2008 and 2007 has been fixed at 30%. The taxable basis has been determined as follows:

	2008	2007
	US$	US$

Loss before income tax:	(340,655)	(48,851)
Plus:
Non-deductible expenses	325,458	47,859
Taxable basis before income tax	(15,197)	(992)

Current income tax @ 30%	-	-

b)	Deferred income tax is determined as follows:

	2008	2007
	US$	US$

Loss before income tax:	(340,655)	(48,851)
Plus:
Non-deductible permanent expenses	206,977	47,173
Less:
Non-deductible temporary expenses	118,481	686
Taxable basis for the income tax	(15,197)	(992)

Income tax @ 30% (temporary)	35,759	-
Exchange difference	(1,447)
Current income tax	-	-
Deferred income tax (US$ 34,312)	34,312	-

c)	Corporations not domiciled in Peru and individuals must pay an additional 4.1 percent tax of on dividends received.

d)

Article 8 of Legislative Decree Nª 970 extended exemptions under the Income Tax Law until December 31, 2008, including exemption from this tax as to capital gains resulting from the disposition of securities listed in the Securities Market Public Registry through centralized trading exchanges. Law Nº 29308 extended the exemption of capital gains from income tax until January 1, 2010.

e)	Transfer prices. -

For purposes of determining the Income tax and General Sales Tax, the transfer prices for transactions carried out with related entities and entities domiciled in territories with little or no taxation must be supported by documentation and information on the valuation methods used and the criteria considered for their determination.

Starting with the 2004 period, it is established that the substantiation of transfer prices will not be required only for those transactions between related entities that individually ay their income tax in the country and must present a sworn annual information return on these transactions.

Superintendent’s Resolution Nº 008-2007–SUNAT made an exception with respect to transactions that taxpayers domiciled in this country carry out with their related domiciled entities. For the 2008 period, according to Superintendent’s Resolution Nº 087-2008–SUNAT, the presentation of a technical study on transfer prices is again required.

Based on analysis of the Company’s operations, Management and its legal advisers believe that no material contingencies will arise for the Company as of December 31, 2008 and 2007 as a result of applying these standards.

f)	Tax situation. -

The tax authority has the power to review and, as applicable, to correct the income tax calculated by the Company in the four years following presentation of the sworn tax returns. The sworn Income Tax and General Sales Tax returns for the years 2004 and 2008 are pending audit by the tax authority. Due to the possible interpretations that the tax authority might give to the law in effect, it is not possible to determine as of this date whether any tax audit carried out would or would not result in liabilities for the Company, for which reason any greater tax or surcharge that could result from tax audits would be applied to results for the period in which such is determined

In management's opinion, any additional tax payments possible would not be material to the financial statements to December 31, 2008 and 2007.

11.     ADMINISTRATIVE EXPENSE

Administrative expense for the years ending December 31 includes:

	2008		2007
	Current	Accumulative	Current	Accumulative
	US$	US$	US$	US$

Personnel charges	1,521	8,058	3,636	9,006
Postage and telephone	492	2,598	980	2,428
Real estate taxes	379	2,010	1,183	2,931
Maintenance	-	-	388	962
Depreciation	875	4,637	2,392	5,922
Bank charges	-	-	1,265	3,132
Light and water	416	2,206	316	783
Professional fees	727	3,851	426	1,055
Miscellaneous expenses	-	-	641	1,587
Leasing	5,035	28,838	5,869	14,538
	9,445	52,198	17,096	42,344

12.     EXPENSES FOR THE CASINO, SLOT MACHINES AND RESTAURANT

Expenses for the casino, slot machines and restaurants for the years ending December 31 include:

	2008		2007
	Current	Accumulative	Current	Accumulative
	US$	US$	US$	US$

Postage and telephone	685	685	-	-
Real estate taxes	11,373	11,373	-	-
Light and water	5,492	5,492	-	-
Professional fees	2,342	2,342	-	-
Insurance	1,205	1,205	-	-
Leasing	76,950	76,950	-	-
	98,047	98,047	-	-

13.     PROSPECTING EXPENSE

Prospecting expense for the years ending December 31 includes:

	2008		2007
	Current	Accumulative	Current	Accumulative
	US$	US$	US$	US$

Personnel charges	50,213	62,544	3,636	3,636
Postage and telephone	3,298	4,108	1,961	1,961
Maintenance	3,524	4,390	1,942	1,942
Depreciation	41,980	52,289	21,518	21,518
Travel and transport	11,946	14,880	1,827	1,827
Meals for mine personnel	5,320	6,626	1,230	1,230
Hotels and care	13,002	16,195	1,544	1,544
Professional fees	4,232	5,272	426	426
Miscellaneous hardware and supplies	49,108	61,168	6,422	6,422
Insurance	865	1,078	.	-
Miscellaneous expenses	9,756	12,152	4,160	4,160
Sale of ore samples	(11,370)	(14,162)	-	-
	181,874	226,540	44,666	44,666

14.     CONCENTRATION OF RISKS

The Company’s activities expose it to a variety of financial risks, which include the effects of changes in foreign currency exchange rates, interest rates, credit and liquidity. Risk management will be carried out by the Company's management.

The most important aspects for management of these risks are:

Exchange rate risk:

The Company is exposed to the risk of fluctuations in the exchange rates for foreign currency that arise from its exposure to the United States dollar. The Company presents a liability position in United States dollars. However, Management has decided not to use derivative products for hedging because it believes that any future fluctuations in the exchange rate between the New sol and the United States dollar would not adversely affect company's financial condition.

Interest-rate risk:

The Company’s operating income and cash flows are not affected by changes in market interest rates since is has no loan operations and the loans from investors do not accrue interest.

Credit risk:

The Company does not have significant credits concentration risks since it is in the prospecting stage and has not generated any sales.

Liquidity risk:

Management of liquidity risk implies maintaining sufficient cash and cash equivalents, as well as the availability of financing through an adequate number of committed credit sources and the capacity to settle transactions. The Company has and depends on a foreign investor that, to date administers sufficient liquidity for the operating expenses of the mine and the casino, slot machines and restaurant.

15.     ENVIRONMENT

According to legal standards promulgated in recent years, companies in several sectors are obliged to gradually develop Environmental Management Plan programs. Management believes that no disasters or polluting agents have taken place as a consequence of its activities, for which reason no liabilities have been entered, or reserves established for such cases.

In September 2007 The Company filed a draft Geologic Study for Drilling of Alluvial Gold with the Regional Ministry of Energy and Mines- Puno Energy and Mines Department called "AMR Mine Project" for its mining concession, conducted by Estanislao Engineer de la Cruz C. (EAP 17026).

On March 19, 2008, the Company filed a Semi-detailed Environmental Impact Study for Mining Operation and Refining Activities for the AMR Project concession with the Regional Ministry of Energy and Mines- Puno Energy and Mines Department. On May 5, 2008, Report N° 052-2008/DREM-PUNO/DMMA-IBC was issued by the Puno Regional Government Energy and Mines Department approving this Environmental Impact Study, Directorial Resolution N°008-2008-DREM-PUNO/D was issued and the public was informed of the approval of this Environmental Impact Study (Note 15).

The Company is registered as a "Small Mining Producer". This designation allows it to present a "Semi-detailed Environmental Impact Study" (Note 1) that emphasizes the following:

Corporate Information. - This Plan must include the Company’ policies in matters of environmental policy, forest replacement, handling and conservation of waters and soil, and archaeological recovery Environmental Management Plan. - It must provide a description of all the mitigation measures that will be executed to have the impacts caused within acceptable levels, for which it must consider the following:

  Criteria for selection of areas for clearing and minerals.
  Criterion for selection of the area through which the dump trucks will pass.
  Programming of activities to avoid critical periods for fauna.
  Facilities for the treatment of industrial effluents.
  Control of erosion.
  Program for handling the soil removed and the clearing remainders.
  Program for industrial waste.
  Program for domestic waste.
  Revegetation program.
  Program to control dust, and
  Other additional criteria and programs more

Monitoring plan. - Based on the of Environmental Management Plan, the potential impacts generated by the Project in the following aspects must be prevented, mitigated and compensated:

  Program for monitoring air quality and emissions.
  Program for monitoring noise, and
  Program of water monitoring, including liquid effluents and underground and surface water bodies.

Social Management Plan. - Presentation of a description of the social programs that will be implemented to mitigate or increase the impacts of the project among the population, including activities for mitigation and improvement, consultation processes, support for community initiatives and monitoring.

These criteria and programs will be developed and filed with the Regional Ministry of Energy and Mines- Puno Energy and Mines Department when the mine enters the mining phase known as "Exploration".

AMR PROJECT PERU S.A.C.

UNAUDITED FINANCIAL STATEMENTS FOR THE THREE AND SIX MONTH PERIODS ENDED JUNE 30, 2009 AND 2008

CONTENT

Unaudited financial statements	2

Unaudited footnotes	5

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

BALANCE SHEET
As of June 30, 2009

June
30, 2009
US$
ASSETS

CURRENT ASSETS
Cash and banks	6,048
Other accounts receivable	45,012
Inventory	59,086
Taxes and prepaid expenses	114,665
Total current assets	224,811

DEFERRED INCOME TAX	35,759

MACHINERY AND EQUIPMENT, NET	212,348
TOTAL ASSETS	472,918

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Other accounts payable:
Third-Party Loans	960,855
Other accounts payable:	4,604
Total current liabilities	965,459

SHAREHOLDERS' DEFICIT
Capital	48,893
Cumulated results	334
Cumulated results during development stage	(572,775)
Equity adjustments from foreign currency	31,007
Total Shareholders’ Deficit	(492,541)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	472,918

The accompanying notes are part of the schedule of reconciliation.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

PROFIT AND LOSS STATEMENT
For the three and six months June 30, 2009 and 2008

					From
	For the period of three		For the period of six		Inception
	months ended June 30,		months ended June 30,		through
	2009	2008	2009	2008	June 30, 2009

	US$	US$	US$	US$	US$

Administrative expense	(3,792)	669	(9,445)	(9,269)	(61,643)
Implementation expenses of casino, machine slots and restaurant	-	-	-	-	(98,047)
Prospecting expenses	(72,053)	(171,079)	(179,458)	(171,079)	(405,998)
Operating loss	(75,845)	(170,410)	(188,903)	(180,348)	(565,688)

Other income and (expenses):
Exchange difference, net	3,238	(8,383)	(2,466)	(8,938)	(30,970)
Miscellaneous incomes	28,161	-	33,836	-	61,866
Miscellaneous expenses	(297)	-	(488)	-	(37,983)
	31,102	(8,383)	30,882	(8,938)	(7,087)
Net loss before income tax	(44,743)	-	(158,021)	-	(572,775)
Current income tax	-	-	-	-	-
Deferred income tax	-	-	-	-	-
Net loss	(44,743)	(178,793)	(158,021)	(189,286)	(572,775)

The accompanying notes are part of the schedule of reconciliation.

AMR PROJECT PERU S.A.C.
Unaudited
Prepared by Management

CASH FLOW STATEMENT
For the six months ended June 30, 2009 and 2008

			From
			Inception
	For the period of six		through
	months ended June 30,		June, 30
	2009	2008	2009

	US$	US$	US$
OPERATING ACTIVITIES
Received from customers	37,369	-	48,640
Payment to suppliers	(224,153)	(243,756)	(595,069
Payment of compensation and professional fees	(17,660)	(22,908)	(44,335
Payment of taxes	(302)	(873)	(14,164
Other cash payments related to the activity	(4,171)	(5,540)	(83,687
Net cash applied to operating activities	(208,918)	(273,077)	(688,615

INVESTMENT ACTIVITIES
Purchase of fixed assets	(1,132)	-	(141,780
Capital contributions	(1,132)	-	(141,780
Net cash applied to investment activities

FINANCING ACTIVITIES	216,065	270,351	787,216
Loans received	-	-	49,227
Net cash provided by financing activities	216,065	270,351	836,443

Net decrease in cash	6,015	(2,726)	6,048
Cash at the beginning of the year	33	34,342	-
Cash at the end of the year	6,048	31,616	6,048

RECONCILIATION OF THE NET RESULT WITH THE NET CASH APPLIED TO OPERATING ACTIVITIES
Net loss	(158,021)	(189,286)	(572,775
Depreciation and other provisions	22,511	23,765	95,513
Others	456	-	456
Deferred income tax	-	-	(35,986
Adjustments from foreign currency	(8,761)	-	31,007
Net changes in assets and liabilities:
Other accounts receivable	1,882	(47,566)	(106,307
Inventory	-	(24,563)	(59,461
Taxes and prepaid expenses	(66,729)	(36,405)	(106,635
Other accounts payable	(257)	978	65,568
	(208,918)	(273,077)	(688,615

The accompanying notes are part of the schedule of reconciliation.

AMR PROJECT - PERU S.A.C.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS FOR JUNE 30, 2009 AND 2008

1.    ECONOMIC ACTIVITY

AMR Project - Peru S.A.C. (hereinafter, the Company), was legally established in the city of Lima on October 7, 2005.The Company’s legal domicile, where it also has its administrative offices, is Av. Arenales N° 335, in Lima’s Cercado district. According to its by-laws, the Company pursues mining activity, mostly the search for gold in the department of Puno.

The Company has subscribed a lease agreement with an individual for 2,000 hectares, located in the sector known as Limacpampa, district of San Gabán, province of Carabaya, department of Puno, with the following features:

  Signed January 11, 2006.
  Indefinite term
  6% of gross production will be given to the owner.
  Consent is granted to the Company to commence the proceedings for a mining concession.
  The mining concession rights may not be transferred to any other individual or legal entity.
  All the expenses incurred obtaining the mining concession will be the Company’s responsibility.

On October 25, 2006, the National Mining Concessions and Registration Institute’s Energy and Mine Sector issued Resolution N° 4631-2006-INACC/J, by which it granted the Company a mining concession for a 500-hectares expanse of the land leased as indicated above. This mining concession right is renewable annually. This concession was registered with the National Mining Concessions and Registration Institute’s Document Administration and Archive Unit on December 11, 2006.

The Peruvian Ministry of Energy and Mines issued "Acknowledgement of Small Mining Producer N° 976-2007" on July 12, 2007 (Law Nº 27651 for Formalization and Promotion of Small Mining and Artisanal Mining of January 24, 2001). The present Law seeks to introduce a legal framework in mining law that allows suitable regulation of the mining activities developed by small mining and artisanal mining producers, proposing the formalization, promotion and development of the same. Below are detailed the principal benefits of this Law:

  The combination of physical, chemical and physical-chemical processes used by artisanal mining producers to extract or concentrate the valuable parts of mineral ore, and to purify, smelt or refine metals are not included within the scope of the present Law. Doing so requires solely an application accompanied by technical information and an Environmental Impact Study signed by a professional competent in this area. The corresponding authorization will be issued by the Executive Mining Board.

  Production may not be lower than the local-currency equivalent of US $ 100.00 per year and hectare granted as to metallic substances, and the local-currency equivalent of US $ 50.00 per year and hectare granted as to nonmetallic substances. In the case of small mining producers, production may not be lower than the local-currency equivalent of US $ 50.00 per year and hectare granted, regardless of the substance. In the case of artisanal mining producers, production may not be lower than the local-currency equivalent of US $ 25.00 per year and hectare granted, regardless of the substance.

  For small mining producers, the Right to Use is US $ 1.00 or its local-currency equivalent per year and hectare requested or granted. For artisanal mining producers the Right to f Use is of US $ 0.50 or its local-currency equivalent per year and hectare requested or granted.

To date, mining activity is in the mining process stage known as "Prospecting", in which the first geophysical and metallurgical studies of the mine are being conducted, as well as the location of the camp, plants and other mining areas.

In October 2008, the Company expanded its business to include the marketing and operation of gaming rooms (Casino), slot machines and restaurant services. With respect to this activity, during the year 2008 goods (such as furniture, sound, lights, decorations, carpets and other) have been acquired and the premises rented has been remodeled into a casino, slot machines and restaurant.

In another area, as of June 30, 2009 the Company had received financing of US$ 960,865, from a group of foreign investors.

As of December 31, 2008 and 2007, the Company has accumulated losses by US$ 362,818 and US$ 76,184,, respectively, which has significantly reduced its shareholders’ equity. Article 220 of the General Corporations Law provides that when a financial entity has losses that reduce its share capital by more than fifty percent, and a period has passed without overcoming this situation, the Company is required to reduce its capital or to make new contributions in order overcome this situation. To date, the Company has been receiving money from foreign investors since the year 2006. The financial statements have been prepared assuming that the Company will continue under the going concern accounting principle, and do not include any adjustment if the Company could not continue as a going concern.

The global financial crisis became more acute in the last quarter of 2008. It had its origins in the mortgage-loan crisis in the United States, which caused the bankruptcy of numerous investment banking entities in that country; simultaneously severely affecting the global financial sector. The principal effect of the present financial crisis is noted in the liquidity of markets, recession, steep growth in unemployment rates, the devaluation of the investments and increases in credit risk, among other things. It is estimated that, at the beginning of the last year, the present financial crisis has sunk the global economy into its worse crisis since the time of the Great Depression. For the Company, the leading effect of the current global financial condition lies mainly in the declines in metals prices, the risk of a contraction in the demand for gold and that foreign investors suspend the flow of funds until the recession ends.

In carrying out its activities, at the end of 2008 the Company had a total of 5 employees (1 in 2007).

Pursuant to the General Corporations Law, the financial statements must be approved by the shareholders as a sign of conformity. The financial statements to December 31, 2008 and 2007 have not been approved by the Company’s general stockholders' meetings.

Since 2009, mining activity is at "Exploration" stage, in which geological surveys are being made more precise and analysis of geochemical samples, and has been determined that there is sufficient quantity of ore to be extracted with benefits for the Company. At June 30, 2009, these exploration expenses amounting to approximately US$ 179,458 have been recorded in the results because management has no yet a technical study to support and determine the future economic benefits for the Company.

Currently the company is in development stage due to the activities planning of the principals operations have begun, but there have been no significant incomes.

2.    BASIS OF PRESENTATION

Financial statements expressed in U.S. dollars, which are part of this report, are result of the application on the historical financial statements the methodology to convert the balance of transactions at year-end in foreign currency translation as the Standard International Accounting Standards - IAS 21 Effects of fluctuations in exchange rates, and alternatively Statement of Financial Accounting Standard SFAS N° 52. This methodology, which aims to restate financial statements to show the impact of foreign currency on our currency, relative to a fiscal year, considers the following guidelines.

a.	The translation process requires initially quantify the functional currency, that is the case for Nuevo Sol.

b.

The translation has been made on the basic financial statements, balance sheet, profit and loss statement, statement of changes in shareholders equity and cash flows statement, based on the historical translation and non-monetary items, reflected in the statement of changes in shareholders equity, the effect of the conversion of all transaction for the period subject to review.

c.	The balance of non-monetary items, and income and expenses, in foreign currency are translated at exchange rate of the transaction date.

d.	As of June 30, 2009 balances of assets and liabilities in Nuevos Soles have been expressed in U.S. dollars at exchange rate of S/. 3.013 (S/. 2.968 June 30, 2008) for US$ 1, respectively.

3.    PRINCIPAL ACCOUNTING PRINCIPLES AND PRACTICES

The significant accounting policies applied by the Company in the preparation and presentation of its financial statements are detailed below.

a)    Estimates and critical accounting criteria. -

Estimates and critical accounting criteria are continuously evaluated the Management based on historical experience and other factors, including the expectation of future events occurring that is considered reasonable according to the circumstances.

The Company makes estimates and assumptions with respect to the future. By definition, the resulting accounting estimates are not very often equal to the respective actual results. The estimates and assumptions that have a risk of causing adjustments to the balances of assets and liabilities are presented below:

Depreciation

The Company makes estimates of the useful life of its fixed assets that allow it to make provisions for the wear of such assets, which are recognized as expenses for the year. If these estimates and assumptions, which are based on management's best judgment as of the date of the financial statements, are susceptible to change as a result of changes in the premises upon which they were based, the balances of the financial statements are revised on the date on which the change in the estimates and assumptions took place, for which reason the definitive results could differ materially from those estimated to date, under different assumptions and conditions.

Provisions

Provisions are recognized only when the Company has a present legal or assumed obligation as a result of past events, it is probable that an outlay of resources would be required to satisfy the obligation and it is possible to estimate the amount reliably. When the Company believes that a provision is reimbursable, the reimbursement is recognized separately as an asset only if this reimbursement is virtually certain.

Taxes

Determination of the tax obligations and expenses requires interpretation of the applicable tax law. The Company consults tax professionals prior to making any decision on tax matters. Even though Management believes that its estimates are prudent and appropriate, differences in interpretation may arise with the tax administration that could affect the charges for taxes in the future.

b)    Transactions in foreign currency. -

  Functional currency and presentation currency. -

The items included in the Company’ financial statements are stated in the currency of the principal economic environment in which the entity operates, that is to say, its functional currency. The Company has defined the New sol as its functional and reporting currency for its financial statements.

  Transactions and balances in foreign currency.-

Transactions in foreign currency are considered as those taking place in a currency different from the functional currency. Transactions in foreign currency are initially posted in functional currency using the exchange rates in effect on the dates of the transactions. Monetary assets and liabilities denominated in foreign currency are subsequently translated to the functional currency using the exchange rate in effect on the date of the balance sheet. Any gain or and loss from exchange difference resulting from the liquidation of these transactions and translating the monetary assets and liabilities into foreign currency at the exchange rates for the date of the balance sheet are recognized in the Gain from exchange difference, net heading in the profit and loss statement.

c)    Financial instruments. -

Financial instruments correspond to contracts that give rise, simultaneously, to a financial asset in one entity and a financial liability or an equity instrument in another entity. In the case of the Company, its financial instruments correspond to primary instruments such as other accounts receivable and loans from shareholders.

Financial instruments are classified as liabilities or equity depending on the substance in the contractual agreement that gave rise to them. Any interest, dividends, gains and losses generated by a financial instrument classified as a liability is posted as expense or income in the profit and loss statement. Payments to the registered holders of equity financial instruments are posted directly to shareholders’ equity. Financial instruments are offset when the Company has a legal right to offset them and Management has the intention to satisfy them on a net basis or execute upon the assets and cancel the liabilities simultaneously.

Fair value is the amount at which assets can be exchanged between a duly informed buyer and vendor, or an obligation can be satisfied between a debtor and a creditor with sufficient information, under the terms of an arm’slength transaction.

d)    Other accounts receivable. -

Other accounts receivable are posted at the nominal value of the documentation that originated the transaction. When the value of an account receivable is impaired, the Company reduces its book value to its recoverable amount.

e)    Inventory. -

Inventory is posted at acquisition cost and consists of disbursements related to the facilities and adaptation of the building leased for its use as a casino, slot machines and restaurant. These disbursements are posted because Management is analyzing the possibility of spinning off this business in the short term.

f)    Machinery and equipment. -

Machinery and equipment is presented at acquisition cost, net of accumulated depreciation. The initial cost of machinery and equipment includes its purchase price and any cost directly attributable to placing it and leaving it in operating and use condition.

Subsequent costs attributable to fixed assets are capitalized only when it is probable that future economic benefits associated with the assets will be generated for the Company and the cost of these assets can be measured reasonably; otherwise the production cost or expense as corresponds is imputed. Operating expenses and repairs are charged to expenses in the period in which they are incurred.

Assets in a construction stage are capitalized as a separate component. Upon culmination, the cost of these assets is transferred to its definitive category. Works in progress are not depreciated.

The depreciation of other fixed assets is calculated by the straight-line method to allocate their cost less their residual value during their estimated useful lives, as follows:

Years
Machinery and equipment	5 and 10
Vehicles	5
Miscellaneous equipment	10

Any gain or loss from the sale of assets corresponds to the difference between the income from the transaction and the book value of the assets; these are included in the profit and loss statement.

g)    Loans. -

Loans are recognized at their fair value, net of the costs directly attributable to the transaction and are classified as short-term obligations. Any difference between fair value (net of transaction costs) and realizable value is recognized in the profit and loss statement.

h)    Contingent liabilities and assets. -

Contingent liabilities are not recognized in the financial statements; they are disclosed in notes to the financial statements unless the possibility of their occurrence is remote. Contingent assets are not recognized in the financial statements, but are disclosed if their realization is probable.

i)    Provisions. -

Provisions are recognized when the Company has a present legal or assumed obligation as a result of past events, it is probable that an outlay of resources would be required to satisfy the obligation and it is possible to estimate the amount reliably. No provisions are recognized for future operating losses.

When there are several similar obligations, the probability of that an outlay of resources will be required for its payment is determined considering the class of obligation as a whole. A provision is recognized even though the probability of an outlay of resources with respect to any specific item included in the same class of obligations is very small.

j)    Recognition of expenses. -

The Company is in the mining process stage known as "Prospecting", in which all disbursements are considered expenses, except fixed assets, since it is not known whether or not the Mine will be operable and profitable.

In addition, expenses have been incurred to operate as a casino, slot machines and restaurant that to date are not operating; it is in the pre-operating stage.

k)    Gains and losses from exchange differences. -

Gains and losses from exchange differences originating from the satisfaction of monetary items denominated in foreign currency or of the adjustment of such items due to changes in the exchange rate after their initial posting are recognized as financial income and expense, respectively, in the period in which they arise.

l)    Deferred income tax. -

A deferred income tax liability is recognized for all the timing differences between the book value of assets and liabilities and their tax basis, without considering the time at which it is estimated that the timing differences that gave rise to them will be reversed. A deferred income tax asset is recognized for all the timing differences between the book value of assets and liabilities and their tax basis, to the extent to which it is probable that, in the future, the Company will have sufficient taxable income against which it will be able to apply the timing differences that reverse within the term established, if necessary. Liabilities and assets are measured at the income tax rate that is expected to be applied to taxable income in the year in which the liability is eliminated or the assets realized, using the income tax rate.

m)    Translation of Foreign Currency –

All elements of financial statements shall be translated as follow:

  For assets and liabilities, the exchange rate at the balance sheet date shall be used.
  For Corporate capital, the historical exchange rate.
  For revenues, expenses, gains and losses, the average exchange rate for the period.

4.    RECONCILIATION OF IFRS AND US GAAP

The Company is in pre operation stage. The principles and practices applied in preparing the financial statements of the Company at 30 June 2009 subject to the reconciliation of IFRS and US GAAP have not revealed significant differences that we believe are required to be exposed in the attached schedule neither in the accompanying notes.

5.    OTHER ACCOUNTS RECEIVABLE

As of June 30, 2009, other accounts receivable of US$ 45,012 corresponds to the security for leasing the premises for the casino, slot machines and restaurant business, and for the administrative offices, respectively.

6.    INVENTORY

Inventory of US$ 59,086 corresponds to facilities used to convert the leased premises into a casino, slot machines and restaurant. During the year 2008, US$ 27,611 of the inventory was sold for a related company.

7.    TAXES AND PREPAID EXPENSES

This heading to the June 30, this includes:

	2009	2008
	US$	US$

General Sales Tax	44,751	24,304
Advances to be rendered	69,134	22,525
Prepaid expenses	780	-
	114,665	~~46,829~~

8.    MACHINERY AND EQUIPMENT, NET

The movement in this heading during the period from January 1, to June 30, 2009 was the following:

	Opening		Closing
	Balance	Additions	Balance
	US$	US$	US$
Cost:
Machinery and equipment	287,016	-	287,016
Vehicles	15,845	-	15,845
Miscellaneous equipment	5,194	-	5,194
	308,055	-	308,055

Accumulated depreciation:
Machinery and equipment	63,809	21,408	85,217
Vehicles	6,802	2,283	9,085
Miscellaneous equipment	174	74	248
	70,785	23,765	94,550
Net cost	237,270		213,505

As of June 30, 2009, the fixed assets are not insured.

9.    THIRD-PARTY LOANS

As of June 30, 2009, third-party loans of US$ 960,855 correspond to foreign investors and do not accrue any interest. These loans have been used in the operating expenses for the mine and preparation of the leased premises to convert it into a casino, slot machines and restaurant. They have also been used in the acquisition of all of the Company’s fixed assets.

10.  NET EQUITY

a)    Corporate Capital. -

As of June 30, 2009, the Company’s is represented by 155,250 common shares, respectively, with a S/.1.00 par value each, which are issued and fully paid.

The number of shareholders and the structure of participation is presented according to the following would drive to June 30, 2009:

Individual Participation in	Number of	Total percentage
capital	shareholders	Participation
		%
From 0.01 to 10	1	0.01
From 30 to 40	1	27.58
From 70 to 80	1	72.41
Total	3	100.00

b)    Accumulated results. -

This corresponds to the amount that is accumulated for each period as a result of the Company’s business operations.

11.  TAX SITUATION

a)

The Company's management has determined the taxable basis under the general income tax regime in accordance with the tax law in effect, which demands adding and deducting those items that such legislation recognizes as taxable and non-taxable, respectively, to and from results.

The income tax rate corresponding to the years 2008 and 2007 has been fixed at 30%. The taxable basis has been determined as follows:

	2008	2007
	US$	US$

Loss before income tax:	(340,655)	(48,851)
Plus:
Non-deductible expenses	325,458	47,859
Taxable basis before income tax	(15,197)	(992)

Current income tax @ 30%	-	-

b)	Deferred income tax is determined as follows:

	2008	2007
	US$	US$

Loss before income tax:	(340,655)	(48,851)
Plus:
Non-deductible permanent expenses	206,977	47,173
Less:
Non-deductible temporary expenses	118,481	686
Taxable basis for the income tax	(15,197)	(992)

Income tax @ 30% (temporary)	35,759	-
Current income tax	-	-
Deferred income tax (US$ 35,759)	35,759	-

c)	Corporations not domiciled in Peru and individuals must pay an additional 4.1 percent tax of on dividends received.

d)

Article 8 of Legislative Decree Nª 970 extended exemptions under the Income Tax Law until December 31, 2008, including exemption from this tax as to capital gains resulting from the disposition of securities listed in the Securities Market Public Registry through centralized trading exchanges. Law Nº 29308 extended the exemption of capital gains from income tax until January 1, 2010.

e)	Transfer prices. -

For purposes of determining the Income tax and General Sales Tax, the transfer prices for transactions carried out with related entities and entities domiciled in territories with little or no taxation must be supported by documentation and information on the valuation methods used and the criteria considered for their determination.

Starting with the 2004 period, it is established that the substantiation of transfer prices will not be required only for those transactions between related entities that individually ay their income tax in the country and must present a sworn annual information return on these transactions.

Superintendent’s Resolution Nº 008-2007–SUNAT made an exception with respect to transactions that taxpayers domiciled in this country carry out with their related domiciled entities. For the 2008 period, according to Superintendent’s Resolution Nº 087-2008–SUNAT, the presentation of a technical study on transfer prices is again required.

Based on analysis of the Company’s operations, Management and its legal advisers believe that no material contingencies will arise for the Company as of December 31, 2008 and 2007 as a result of applying these standards.

f)	Tax situation. -

The tax authority has the power to review and, as applicable, to correct the income tax calculated by the Company in the four years following presentation of the sworn tax returns. The sworn Income Tax and General Sales Tax returns for the years 2004 and 2008 are pending audit by the tax authority. Due to the possible interpretations that the tax authority might give to the law in effect, it is not possible to determine as of this date whether any tax audit carried out would or would not result in liabilities for the Company, for which reason any greater tax or surcharge that could result from tax audits would be applied to results for the period in which such is determined

In management's opinion, any additional tax payments possible would not be material to the financial statements to December 31, 2008 and 2007.

12.  ADMINISTRATIVE EXPENSE

Administrative expense for the period from January 1 to June 30 includes:

	2009		2008
	Current	Accumulative	Current	Accumulative
	US$	US$	US$	US$

Personnel charges	1,458	9,653	1,345	7,968
Postage and telephone	472	3,112	565	2,569
Real estate taxes	363	2,408	102	1,988
Depreciation	839	5,555	645	4,585
Light and water	399	2,643	483	2,182
Professional fees	697	4,613	1,567	3,808
Leasing	5,218	34,546	4,562	28,513
	9,445	62,529	9,269	51,613

13.  EXPENSES FOR THE CASINO, SLOT MACHINES AND RESTAURANT

Expenses for the casino, slot machines and restaurants for the period from January 1 to June includes:

	2009		2008
	Current	Accumulative	Current	Accumulative
	US$	US$	US$	US$

Postage and telephone	-	685	-	-
Real estate taxes	-	11,373	-	-
Light and water	-	5,492	-	-
Professional fees	-	2,342	-	-
Insurance	-	1,205	-	-
Leasing	-	76,950	-	-
	-	98,047	-	-

14.  PROSPECTING EXPENSE

Prospecting expense for the period from January 1 to June 30, includes:

	2009		2008
	Current	Accumulative	Current	Accumulative
	US$	US$	US$	US$

Personnel charges	56,334	109,370	52,345	58,444
Postage and telephone	3,700	7,184	4,365	4,246
Maintenance	3,954	7,677	6,795	5,217
Depreciation	21,636	95,730	23,120	49,965
Travel and transport	13,401	26,021	18,907	18,577
Meals for mine personnel	5,969	11,587	5,432	6,201
Hotels and care	14,587	28,320	13,290	14,789
Professional fees	4,748	9,219	4,743	4,900
Miscellaneous hardware and supplies	55,094	106,964	32,361	41,692
Insurance	1,845	7,440	634	815
Miscellaneous expenses	10,945	21,250	9,087	10,899
Sale of ore samples	(12,756)	(24,765)	-	-
	179,458	405,997	171,079	215,745

15.  CONCENTRATION OF RISKS

The Company’s activities expose it to a variety of financial risks, which include the effects of changes in foreign currency exchange rates, interest rates, credit and liquidity. Risk management will be carried out by the Company's management.

The most important aspects for management of these risks are:

Exchange rate risk.-

The Company is exposed to the risk of fluctuations in the exchange rates for foreign currency that arise from its exposure to the United States dollar. The Company presents a liability position in United States dollars. However, Management has decided not to use derivative products for hedging because it believes that any future fluctuations in the exchange rate between the New sol and the United States dollar would not adversely affect company's financial condition.

Interest-rate risk.-

The Company’s operating income and cash flows are not affected by changes in market interest rates since is has no loan operations and the loans from investors do not accrue interest.

Credit risk:

The Company does not have significant credits concentration risks since it is in the prospecting stage and has not generated any sales.

Liquidity risk:

Management of liquidity risk implies maintaining sufficient cash and cash equivalents, as well as the availability of financing through an adequate number of committed credit sources and the capacity to settle transactions. The Company has and depends on a foreign investor that, to date administers sufficient liquidity for the operating expenses of the mine and the casino, slot machines and restaurant.

16.  ENVIRONMENT

According to legal standards promulgated in recent years, companies in several sectors are obliged to gradually develop Environmental Management Plan programs. Management believes that no disasters or polluting agents have taken place as a consequence of its activities, for which reason no liabilities have been entered, or reserves established for such cases.

In September 2007 The Company filed a draft Geologic Study for Drilling of Alluvial Gold with the Regional Ministry of Energy and Mines- Puno Energy and Mines Department called "AMR Mine Project" for its mining concession, conducted by Estanislao Engineer de la Cruz C. (EAP 17026).

On March 19, 2008, the Company filed a Semi-detailed Environmental Impact Study for Mining Operation and Refining Activities for the AMR Project concession with the Regional Ministry of Energy and Mines- Puno Energy and Mines Department. On May 5, 2008, Report N° 052-2008/DREM-PUNO/DMMA-IBC was issued by the Puno Regional Government Energy and Mines Department approving this Environmental Impact Study, Directorial Resolution N°008-2008-DREM-PUNO/D was issued and the public was informed of the approval of this Environmental Impact Study (Note 15).

The Company is registered as a "Small Mining Producer". This designation allows it to present a "Semi-detailed Environmental Impact Study" (Note 1) that emphasizes the following:

Corporate information. - This Plan must include the Company’ policies in matters of environmental policy, forest replacement, handling and conservation of waters and soil, and archaeological recovery Environmental Management Plan. - It must provide a description of all the mitigation measures that will be executed to have the impacts caused within acceptable levels, for which it must consider the following:

  Criteria for selection of areas for clearing and minerals.
  Criterion for selection of the area through which the dump trucks will pass.
  Programming of activities to avoid critical periods for fauna.
  Facilities for the treatment of industrial effluents.
  Control of erosion.
  Program for handling the soil removed and the clearing remainders.
  Program for industrial waste.
  Program for domestic waste.
  Revegetation program.
  Program to control dust, and
  Other additional criteria and programs more

Monitoring plan. - Based on the of Environmental Management Plan, the potential impacts generated by the Project in the following aspects must be prevented, mitigated and compensated:

  Program for monitoring air quality and emissions.
  Program for monitoring noise, and
  Program of water monitoring, including liquid effluents and underground and surface water bodies.

Social Management Plan. - Presentation of a description of the social programs that will be implemented to mitigate or increase the impacts of the project among the population, including activities for mitigation and improvement, consultation processes, support for community initiatives and monitoring.

These criteria and programs will be developed and filed with the Regional Ministry of Energy and Mines- Puno Energy and Mines Department when the mine enters the mining phase known as "Exploration".

17.  SUBSEQUENT EVENT

On August 10, 2009, the Company sold its business related to AMR Nova and all the inventories were acquired for the modification of the local rented and converted into a casino, slot machines and restaurant, amounting to US$ 59,086. With this sale, the company left the business of casino, slot machines and restaurant.

Affinity Gold Corp.
Pro-Forma Combined Balance Sheet
(unaudited)

		AMR Project Peru
	Affinity Gold Corp.	S.A.C.	Pro-Forma		Pro-Forma
	June 30, 2009	June 30, 2009	Adjustments		Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$87,181	$6,048	-		$93,229
Other accounts receivable	-	45,012	-		45,012
Inventory	-	59,086	-		59,086
Prepaid expenses and taxes	-	114,665	-		114,665
Deposits	2,500	-		(a)	2,500
Note receivable - related party	382,000	-	(382,000)		-
Total current assets	471,681	224,811	(382,000)		314,492

Deferred income tax	-	35,759			35,759

Property and equipment, net	1,350	212,348			213,698

Total assets	$473,031	$472,918	$(382,000)		$563,949

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$-	$4,604	-		$4,604
Accrued expenses	6,052	-	-		6,052
Credit card payable	13,079	-	-		13,079
Third-party loans	-	960,855	(382,000)	(a)	578,855
Total current liabilities	19,131	965,459	(382,000)		602,590

Total liabilities	19,131	965,459	(382,000)		602,590

Stockholders' equity (deficit):
Common stock	65,546	48,893	(63,393)	(b,c)	51,046
Additional paid in capital	4,182,067	-	(478,041)	(b,c)	3,704,026
Accumulated deficit	(3,793,713)	(541,434)	541,434	(b)	(3,793,713)
Total Stockholders' Equity (Deficit)	453,900	(492,541)	-		(38,641)

Total Liabilities and Stockholders' Equity (Deficit)	$473,031	$472,918	$(382,000)		$563,949

Affinity Gold Corp.
Pro-Forma Combined Statement of Operations
(unaudited)

		AMR Project Peru
	Affinity Gold Corp.	S.A.C.
	For the	For the
	Six Months	Six Months
	Ended	Ended	Pro-Forma	Pro-Forma
	June 30, 2009	June 30, 2009	Adjustments	Consolidated

Gross revenue	$-	$-	$-	$-

Cost of goods sold	-	-	-	-

Gross profit	-	-	-	-

Operating expenses	2,543,759	188,903	-	2,732,662

Operating loss	(2,543,759)	(188,903)	-	(2,732,662)

Other income (expense)	7	30,882	-	30,889

Net loss before provision for income taxes	(2,543,752)	(158,021)	-	(2,701,773)

Provision for income taxes	-	-	-	-

Net (loss)	$(2,543,752)	$(158,021)	$-	$(2,701,773)

Weighted average number of shares outstanding	65,451,899			65,451,899

Net loss per share	$(0.04)			$(0.04)

AFFINITY GOLD CORP. AND AMR PROJECT PERU S.A.C.
NOTES TO PRO FORMA FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION FOR PRO-FORMA FINANCIAL STATEMENTS

On May 8, 2009, Affinity Gold Corp. (the “Affinity”) entered into a share exchange agreement (the “Share Exchange Agreement”) with AMR Project Peru, S.A.C.(“AMR”), a Peruvian corporation, and all the shareholders of AMR, whereby Affinity has agreed to acquire 99.99% of the issued and outstanding shares in the capital of AMR in exchange for the issuance of 12,000,000 shares of common stock of the Company in aggregate to the shareholders of AMR on a pro rata basis in accordance with each AMR shareholders’ percentage of ownership in AMR.

Concurrently with the closing of the Share Exchange Agreement, by a letter agreement entered into on May 8, 2009 (the “Letter Agreement”), between Affinity and Antonio Rotundo, the Company’s President, CEO, CFO and director, Antonio Rotundo cancelled 26,500,000 shares of common stock.

Upon the closing of the share exchange with Affinity and AMR, there will be a change in control and a change in the business of Affinity. The acquisition will be treated as an acquisition between entities under common control.

The unaudited pro forma combined balance sheet is presented as if the acquisition had occurred on June 30, 2009.

The unaudited pro forma combined statement of operations is presented as if the acquisition had occurred at the beginning of the periods.

2.    PRO-FORMA ADJUSTMENTS

The pro-forma adjustments included in the unaudited financial statements are as follows:

(a)	Elimination of intercompany note between Affinity and AMR.
(b)	Elimination of AMR equity and retained earnings due to acquisition by Affinity.
(c)	Net effect of the issuance of 12,000,000 shares of common stock and cancellation of 26,500,000 shares of common stock from Mr. Antonio Rotunda.